Exhibit 10.30

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease” or “Agreement”) entered into as of the Execution Date between the Landlord and the Tenant.  Landlord, in consideration of the rents and covenants to be kept and performed by the Tenant, leases to the Tenant that certain property and improvements, more specifically described below, upon the following terms and conditions:

1.                                      PREMISES.

1.1.                            Premises.  The property leased is the Premises located in the Building as described in the Term Sheet.  Unless specifically provided to the contrary elsewhere in this Lease, the term “Premises” shall consist of only that interior space located within the perimeter described on Schedule A (including the interior portions of the wall surfaces, ceiling and floor) and shall not include the roof or any exterior wall surfaces (other than exterior glass).  The term “Building” shall include the parcel of real property on which the improvements are located and all improvements thereon (including, but not limited to Common Areas), whether leased to Tenant or not.

1.2.                            Common Area.  The Premises are leased together with a non-exclusive license to use, in common with the Landlord and other tenants in the Building, those common areas necessary for ingress and egress, including lobbies, restrooms, halls, stairways, drives, sidewalks and parking areas, patio area near the rear of the Premises, along with any other areas which Landlord may, but is not obligated to, designate for common use by tenants (the “Common Areas”).  Unless specifically provided elsewhere in this Agreement, Tenant shall have no designated parking spaces and shall observe restricted parking areas designated by Landlord.  Except for the venting contemplated by the approved Additional Tenant Improvements, Landlord does not grant any easement for light, air or view.

2.                                      TERM.

2.1.                            Duration.  This Agreement shall be effective as of the Execution Date and, subject to a prior termination as provided in this Agreement, the Lease shall remain in effect for the Term.

2.2.                            Delayed Possession.  Except as otherwise provided in this Agreement, Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.  Except as otherwise provided in Schedule E, any delay in having the Premises available for occupancy by the Target Commencement Date or the Outside Commencement Date shall not affect the validity of this Lease or Tenant’s obligations under the Lease, nor shall Landlord be subject to any liability for that delay.  Landlord and Tenant agree to confirm the actual Commencement Date and Expiration Date, in writing, prior to Tenant’s occupancy.

2.3.                            Early Occupation.  Provided it does not cause undue interference or delay in Landlord’s completion of the Additional Tenant Improvements, Tenant may (prior to the Commencement Date and without incurring any liability for payment of Rent), place and install its personal property, equipment and trade fixtures, in any part of the Premises, at Tenant’s sole risk and expense.  All other provisions of the Lease (including, but not limited to, Sections 3.2 & 3.3) shall be applicable to this early occupation by Tenant.  This early occupation shall not be deemed “taking possession of the Premises” for purposes of Section 3.1.1.

3.                                      CONDITION AND USE OF PREMISES.

3.1.                            Condition of Premises.

3.1.1.                  Neither the Landlord, nor its agents or the Managing Agent, have made any representations with respect to the Premises or Building that are not set forth in the Lease.  Except as provided in Section 3.1.2 and for latent defects not reasonably discoverable in the walk through described below, taking possession of the Premises by the Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same “as is” and that the Premises, the Building and the Common Areas were in good and satisfactory condition at the time of taking possession and suitable for the Tenant’s Permitted Use.  Notwithstanding the preceding to the contrary, Landlord represents that to the best of its knowledge, as of the Commencement Date, the Building (including the Premises) and Common Areas comply with all applicable legal requirements of any governmental or quasi-governmental body.

3.1.2.                  Prior to delivery of the Premises to Tenant, Landlord and Tenant shall conduct a walk through of the Premises for the purpose of assuring that all construction is according to plans and specifications, that all utilities are functional, and that the Premises are in good condition.  Any deficiencies observed in the walk through shall be noted in writing and signed by both parties.  These noted deficiencies shall be cured by Landlord within thirty (30) days of the walk through.

3.1.3.                  Except for Hazardous Substances (as later defined) used by other tenants in connection with their operations at the Building, which Landlord believes is in compliance with all Environmental Laws (as later defined), Landlord represents that:  (i) it has not brought or permitted any Hazardous Substances to be brought onto the Premises or Building; and (ii) to the best of its knowledge, as of the Execution Date, neither the Premises nor the Building contains any Hazardous Substances or is in violation of any Environmental Laws.

3.2.                            Use of Premises.  The Premises shall be used and occupied by Tenant for Tenant’s Permitted Use and for no other purpose.  Tenant may not use the Premises or any portion thereof for any illegal or unlawful purpose and may not cause or permit a nuisance to be created or maintained on the Premises including, without limitation, noises of such a level as to disturb others in the Building.  Tenant’s use of the Premises and Common Areas shall comply with the Rules & Regulations (as defined below), if any, which apply to the Premises.  Tenant’s use may not increase the fire insurance premiums on the Building or make that insurance unavailable to Landlord.  In no event shall Tenant have more than the Permitted” Employees Per Square Foot employed at the Premises.

3.3.                            Compliance with Regulations.  Tenant shall materially comply with all legal requirements of any governmental or quasi-governmental body including City, County, State or Federal boards having jurisdiction respecting any operation conducted or any equipment installations or other property placed upon, in or about the Premises by it.  Tenant shall immediately, on discovery of any unlawful use within the Premises, take action to halt that activity.  Except as provided in Section 3.4 or as specifically assigned to Tenant above, Landlord shall comply with all legal requirements of any governmental or quasi-governmental body including City, County, State or Federal boards having jurisdiction respecting the Building and the Common Areas.

3.4.                            ADA Compliance.  Landlord represents and warrants that, to the best of its knowledge, as of the Commencement Date, the Premises, the Common Areas, and the Building comply with all applicable laws and regulations dealing with access by individuals with disabilities, including Title III of The Americans with Disabilities Act, Public Law 101-336 (July, 1990) as revised from time to time (the “ADA”).  To the extent the Premises do not subsequently comply with the ADA because of post-Commencement Date changes in those laws or related regulations and such non-compliance relates to or arises solely out of Tenant’s particular use, or operations, or the Tenant Improvements (whether constructed prior to or after the Commencement Date) or any Alterations (as defined below), Tenant shall, at its sole expense, take all reasonable steps to modify the Premises to comply with the ADA.  Otherwise, the Landlord shall, subject to the provisions of Section 4.3, be responsible for keeping the Premises, the Common Areas, and the Building (exclusive of Tenant Improvements and Alterations) in compliance with the ADA.

4.                                      RENT.

4.1.                            Base Rent.  Commencing on the Commencement Date and continuing for the remainder of the Term, Tenant shall pay to Landlord the Base Rent set out in Schedule D.  Installment Amounts/Payment Amounts (as reflected in Schedule D), as well as payments of Additional Rent (defined below) shall be payable without previous demand and without offset or deduction, in advance, on or before the first day of each month.  Tenant shall make such payments by direct deposit to the bank account identified, in writing, by Landlord to Tenant prior to the first payment of Base Rent is due or as otherwise may be designated, from time to time, in writing, by Landlord to Tenant.  If the Commencement Date is a day other than the first day of the month or if the Term ends on a day other than the last day of the month, Base Rent for any partial month of the Term shall be pro rated on a per diem basis.

4.2.                            Stamp, Use, Sales Tax Adjustment.  Should any governmental authority having jurisdiction over the Premises declare or otherwise assess against Landlord any tax on Tenant’s rents, lease, or leasehold whether designated as a stamp tax, sales tax, ad valorem tax, use tax or otherwise (other than income taxes), then all taxes so charged shall be the Tenant’s obligation and shall be paid by Tenant directly to the taxing authority or shall be paid to Landlord in reimbursement.

4.3.                            Additional Rent.  Tenant shall pay Landlord Additional Rent in amounts and in the manner as described below:

4.3.1.                  “Expenses” shall include all direct costs of operation and maintenance of the Building as determined by generally accepted accounting principles (“GAAP”), consistently applied, and shall include by way of illustration, but not be limited to:

(i)        Taxes.  Amounts paid by Landlord for real estate taxes, special assessments, or any governmental charges which may be levied or assessed against the Building.  “Taxes” shall specifically exclude Landlord’s income and/or franchise taxes and tax penalties.

(ii)     Utilities.  Amounts paid by Landlord for electricity, water, sewage, heating and air conditioning, and other utilities for the Common Areas of the Building.  Amounts paid by Landlord for water used at the Building, including the Common Areas, the Premises and all other tenant space.

(iii)        Insurance.  Amounts paid by Landlord for all premiums for insurance required by this Lease or other property and liability insurance coverage with respect to the Building deemed to be reasonable by Landlord.

(iv)             Maintenance.  The reasonable cost of wages, including associated payroll taxes, insurance and fringe benefits, of non-management level persons employed by Landlord in connection with the operation or management of the Building, including, but not limited to, management personnel, secretaries, security guards (if any), carpenters, painters, laborers and other office, maintenance, security, janitorial or general cleaning personnel to the extent they perform services for the Building.  The reasonable cost of services furnished by independent contractors with respect to the operation, repair, maintenance, security or cleaning of the Building.  The reasonable cost of materials, tools and equipment, fluorescent and incandescent lamps, filters, cleaning supplies and maintenance items, purchased by Landlord in providing services to the Building.

(v)    Operating Expenses.  All reasonable amounts paid by Landlord for all direct costs of operations and maintenance (not otherwise specified above) as determined by GAAP.  These shall include the following costs by way of illustration, but not limitation:  Payroll expense, fuel, security, management fees, legal and professional fees, maintenance costs (including building and grounds), plumbing, heating, electrical, air conditioning and cleaning (including janitorial services, supplies, rubbish and snow removal).

(vi) Assessments.  Assessments paid to the Owners Association pursuant to the Restrictive Covenants (defined below).

(vii)    Depreciation.  Depreciation, calculated over the useful life, for capitalized repairs/replacements of the Building systems (e.g., life safety systems, and the like).

Notwithstanding the preceding to the contrary, the following costs are specifically excluded from the definition of “Expenses”:  costs incurred for making installations or alterations to the Building which under GAAP are properly classified as capital expenditures, other than depreciation; costs incurred in correcting latent defects in the Building, Common Areas or Premises; loan fees, points and the like; mortgage principal and interest; costs incurred in negotiating leases; marketing costs; broker’s commissions; Landlord’s “overhead” (which shall include any salaries and fringe benefits of employees above the level of building manager); expenses otherwise reimbursable by specific tenants of the Building or insurance/condemnation proceeds; costs incurred to repair damages resulting from the negligent or willful acts of Landlord or its employees or agents; management fees in excess of five percent (5.0%) of gross rents, provided Tenant is not in default in the payment of Rent, any interest or penalties due for late payment by Landlord of any of the Expenses; costs for any item or service not provided to Tenant but exclusively provided to certain other tenants in the Building; legal fees incurred in resolving disputes, enforcing leases, or negotiating lease terms with prospective or existing tenants; expenses incurred in renovating any space for the purpose of leasing or releasing; costs arising from Landlord’s charitable or political contributions; and any ground lease rental.

4.3.2.                  In any calendar year in which the rentable area of the Building is not fully occupied for the entire year, the Expenses (other than Taxes and Insurance (described above) and any other “Expenses” that do not vary with the level of occupancy) shall be “grossed up” as if the Building were 100% occupied for the entire calendar year.  The “gross up” shall be based upon the Landlord’s reasonable projections of the variable Expenses expected to be incurred if the Building were totally occupied for the entire calendar year, as determined under GAAP.  Landlord shall have the duty during the Term to be reasonable in its selection of persons, firms and corporations providing services to the Building, taking into consideration the services required and their cost within the Durham, North Carolina area.

4.3.3.                  Commencing on the Commencement Date and continuing for the remainder of the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of any “Expenses” (as defined above).  Should Tenant not have had the right to occupy the Premises for the entire calendar year, the amount of Additional Rent will be adjusted proportionately on a per diem basis.  Landlord shall send Tenant, in writing, an itemized statement of any Additional Rent due from Tenant (the “Statement”) on or before one hundred twenty (120) days after the end of each calendar year.  The Statement shall include a reasonable description of any “ gross up” calculations.  Tenant shall pay that amount indicated in that Statement within thirty (30) days after the Statement is rendered.  From the Commencement Date through the end of that calendar year, the parties agree that the Tenant shall pay the Initial Estimated Amount of Additional Rent each month.  Thereafter, with each Base Rent payment Tenant shall pay Landlord, in advance, one-twelfth of the amount of Tenant’s Proportionate Share of the “Expenses” for the preceding calendar year (calculated on an annualized basis if Tenant did not have the right to occupy the Premises for the entire calendar year) as a credit against Additional Rent due for the then current calendar year (the “Advance Payments”).  At any time during the calendar year Landlord may increase the amount of the monthly Advance Payments for that year to account for unexpected increases in Expenses; provided that the increases for the year do not, in the aggregate, exceed ten percent (10%) of the Advance Payments originally set for that year.  These Advance Payments shall be credited to Tenant’s account for the applicable calendar year and that account shall be adjusted as necessary when the Statement for that calendar year is rendered.  Any deficiency in the Advance Payments shall be noted in the Statement and paid within the thirty (30) day period noted above.  Any excess in the Advance Payments shall be applied to the Additional Rent obligation otherwise due in the ensuing calendar year, or, if the Lease has been terminated and the excess has not been otherwise applied by the Landlord to cure an Event of Default (as defined below), shall be refunded to the Tenant with the Statement for that year.  The Tenant’s obligation to pay Additional Rent and the Landlord’s obligation to refund any excess Advance Payments, as the case may be, shall survive a termination of this Lease.

4.3.4.                  Landlord shall maintain complete and accurate records of all costs incurred in the operation and maintenance of the Building and the furnishing of services to its tenants, including those which Landlord intends to include in Expenses.  At any reasonable time, but no more than once in each calendar year.  Tenant shall be entitled to inspect all of Landlord’s records necessary to reasonably satisfy itself that all charges have been correctly allocated to Tenant.  Tenant must give Landlord at least five (5) business days’ prior written notice before exercising this inspection right.  The inspection shall be conducted at the Managing Agent’s business office during its regular business hours and shall be limited to either or both of the two (2) immediately preceding calendar years.  Tenant shall be entitled to obtain an audit by an independent certified public accountant or such representative of Tenant as Tenant shall otherwise select (such representative to be selected by Tenant with Landlord’s written consent, which shall not be unreasonably withheld) to determine the accuracy of Landlord’s certification of the amount of Additional Rent charged Tenant.  Tenant shall bear the total cost of any such audit, including, but not limited to, reimbursing Landlord for any out-of-pocket expenses (e.g., photocopying charges, accountant’s fees, etc.) reasonably incurred by Landlord in connection with Tenant’s audit.  As an express condition of Tenant’s rights under this Section, Tenant and its auditors shall keep the existence of the audit, any and all financial information obtained from the audit, and the results of its audit confidential.  Notwithstanding anything in this Lease to the contrary, a breach of this confidentiality obligation shall automatically be an Event of Default and Tenant shall have no right to notice of, or right to cure, that default.  Notwithstanding the preceding to the contrary, if the audit reveals that the Additional Rent for the Building for a particular calendar year was overstated by more than ten percent (10%), the reasonable costs of the audit shall be borne by Landlord.  Any deficiency/overpayment determined by the audit shall be paid by/refunded to Tenant within thirty (30) days after acceptance of the results of the audit by Landlord, which shall not be unreasonably withheld or delayed.

5.                                      SECURITY DEPOSIT/FINANCIALS.

5.1.                            Security Deposit.  Upon execution of this Lease, Tenant shall deposit the Security Deposit with the Landlord as security for Tenant’s full and faithful performance of all Lease terms, covenants and conditions.  Landlord is authorized to charge any damages it may sustain as the result of any default by Tenant against the Security Deposit.  At the expiration or earlier termination of this Lease, any unused portion of the Security Deposit shall be returned to Tenant, but only after an inspection of the Premises has been made by Landlord after vacation by Tenant and after application of the Security Deposit as allowed under law.  The obligation to return the Security Deposit shall survive termination of this Lease.  The Security Deposit may be commingled with other funds and Tenant shall not be credited with or entitled to any interest on its Security Deposit.  If prior to the termination of this Lease Landlord depletes the Security Deposit, in whole or in part, Tenant shall immediately restore the amount so used by Landlord.  At the expiration of the Term or earlier termination of this Lease and/or whenever Landlord shall demand additional remittances of cash, Tenant shall be entitled to a complete accounting of all disbursements and applications of the Security Deposit as of that date.

5.2.                            Financials.  Upon Landlord’s request, but no more than one time per year, Tenant shall provide Landlord with a copy of Tenant’s most recent financial statements (to include, at least, a current balance sheet and statements of profit and loss and cash flow, all prepared in accordance with generally accepted accounting principles, consistently applied) which shall be certified by an officer/manager of the Tenant and such other financial information concerning Tenant as reasonably requested by Landlord.  Landlord agrees to hold that financial information in confidence and to use the same degree of care in protecting the confidentiality of that information as it uses in protecting its own confidential information.  Notwithstanding the preceding to the contrary, so long as the Tenant is a publicly traded company, the Tenant shall have no obligation under this Section.

6.                                      IMPROVEMENTS.

6.1.                            Landlord Improvements.  Landlord, at its sole cost and expense, has designed and constructed the Building as reflected in the Landlord Improvements.  As of the date of delivery of the Premises to the Tenant, Landlord represents that the Landlord Improvements have been substantially completed in substantial accordance with that Schedule and otherwise in a workmanlike manner and in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations and other applicable laws.

6.2.                            Tenant Improvements.  Promptly after the Execution Date, Landlord, at Tenant’s sole cost and expense, shall commence and diligently pursue completion of the Additional Tenant Improvements to be constructed by it on the Premises.  All Additional Tenant Improvements shall be constructed in substantial accord with Schedule C (as approved by the parties), in a workmanlike manner, and otherwise in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations, and shall be performed by a licensed general contractor selected by Landlord and reasonably acceptable to Tenant.  Once approved, no material changes to the Additional Tenant Improvements may be made without the written consent of both parties, which shall not be unreasonably withheld, conditioned, or delayed.  All approved changes shall be made in the form of a change order (“Change Order”) setting forth the increased costs, if any, caused by the change and specifying any anticipated delay relating to that Change Order, it any.  Landlord shall be entitled to receive a supervision fee from Tenant on all Change Orders equal to the greater of:  (i) seven percent (7.0%) of the amount of the Change Order; and (ii) $50.00.  Tenant shall reimburse Landlord for any increased costs, including any applicable supervision tees, within ten (10) days of Tenant’s receipt of the invoice from Landlord for those increased costs.  Unless otherwise noted in writing in Schedule C or in the applicable Change Order, the Additional Tenant Improvements shall remain and be surrendered with the Premises on expiration of the Lease.  If Schedule C or the Change Order provides that certain improvements are not to be surrendered, Tenant, at its sole cost, shall, upon termination of the Lease, remove those Additional Tenant Improvements which are not to remain and repair all damage to the Premises caused by their removal.  This obligation shall survive a termination of the Lease.  Except to the extent such is included in the Landlord’s property tax bill for the Building or as otherwise stipulated by the parties, during the Term, Tenant shall be responsible for any ad valorem taxes relating to the Additional Tenant Improvements whether such are to remain or be removed.  Upon completion of the Tenant Improvements, Tenant, at its expense, shall provide Landlord with an as-built set of plans for the Tenant Improvements.

6.3.                            Tenant Upfit Allowance.  Notwithstanding Section 6.2, the Landlord shall contribute the Tenant Upfit Allowance towards the costs and expenses incurred in designing and/or constructing the Tenant Improvements

(the “Upfit Costs”).  The Tenant Upfit Allowance shall be paid by Landlord directly to the general contractor and others based on invoices submitted.  Tenant shall be responsible for any and all Upfit Costs in excess of the Tenant Upfit Allowance (the “Excess Upfit Costs”).  Once the budget for the design/construction of the Additional Tenant Improvements (including all design/construction, signage, landscaping, etc.  costs) is approved by the parties, Tenant shall pay to Landlord the positive difference, if any, between the estimated Upfit Costs set out in that approved budget and the Tenant Upfit Allowance (the “Payment”).  The Payment shall be made within thirty (30) days of the Budget Approval Date.  Landlord shall use the Payments in funding the Upfit Costs and shall be entitled to disburse the Payments to the general contractor and others based on invoices submitted.  Any portion of the Tenant Upfit Allowance not so expended by the Landlord (up to a maximum of $2.00/sq. ft.) may be used by the Tenant towards the commercially reasonable costs incurred by Tenant in installing the exterior sign contemplated under Section 10 below and Tenant’s trade fixtures.  Tenant’s written request for reimbursement of these costs shall be accompanied by all reasonable supporting documentation.

7.                                      ALTERATIONS, ADDITIONS AND IMPROVEMENTS.  Except for the Additional Tenant Improvements, Tenant shall not make any alterations, additions or improvements, structural or otherwise (the “Alterations”) in or to the Premises without Landlord’s prior written consent.  The plans and specifications for any approved Alterations shall be subject to Landlord’s prior written approval and once approved, shall not be materially changed without the Landlord’s prior written consent.  Tenant shall provide Landlord with a copy of the plans and specifications and estimated construction costs for the Alterations prior to commencing construction.  All Alterations shall be made promptly, in a workmanlike manner, paid for by Tenant allowing no liens to attach either to the Premises or to Tenant’s leasehold interest, and so as not to unreasonably disturb or inconvenience other tenants in the Building.  Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors approved by Landlord.  Upon a termination of the Lease, Tenant shall provide Landlord with copies of all unexpired construction warranties related to the Alterations, all of which shall be deemed assigned to Landlord.  Unless otherwise noted in Landlord’s written approval of the Alteration, any Alteration shall remain and be surrendered with the Premises on expiration of the Lease.  If Landlord’s approval of the Alteration provides that the Alteration is not to be surrendered, Tenant, at its sole cost, shall remove that Alteration which is not to remain and shall repair all damage to the Premises caused by that removal.  This obligation shall survive a termination of the Lease.  Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for any ad valorem taxes or increase therein resulting from Alterations made by or at the direction of Tenant.  The Landlord consents/approvals required under Section 7 shall not be unreasonably withheld, conditioned or delayed.  Provided it is not in default under this Lease and makes any repairs to the roof caused by the removal, upon termination of this Lease Tenant, at its sole expense, shall be permitted to remove those items identified as trade fixtures (e.g., hoods, casework, and countertops) which are included in any Alterations.  Tenant shall be permitted to remove the counters and hoods currently in the Premises (i.e., existing as of the Execution Date) and shall not be required to repair or replace such items at the end of the Term.

8.                                      SERVICES/PARKING/REPAIRS.

8.1.                            Utilities/Janitorial.  Landlord shall, at its expense, cause all utilities (except water/sewer services) to be separately metered for the Premises.  Except for the cost of water/sewer services used at the Premises (which shall be provided by Landlord and included in “Expenses”).  Tenant, at its sole expense, shall be responsible for the costs of all utility services used by the Tenant in its operations at the Premises.

8.2.                            Access/Parking.  Landlord shall provide Tenant with 24 hour, 7 days a week, 52 weeks a year access to the Premises.  The Tenant shall be allocated 4.5 unmarked parking spaces per 1000 rentable square feet included in the Premises.  The parking spaces, however, shall generally be allocated among the Building’s tenants in accordance with each Tenant’s Proportionate Share.  Except as required by law or applicable zoning codes, the parking spaces shall be unmarked.

8.3.                            Repairs.

8.3.1.                  The Landlord, at its own expense, shall promptly repair or replace any and all defects in the Landlord Improvements and Common Areas and all latent defects in the Additional Tenant Improvements.  Landlord shall also maintain, repair and replace:  (a) the structural integrity of the Building (including, but not limited to, the foundation, the exterior walls (but, excluding exterior glass), the supporting framework, the floor slab

(exclusive of any floor coverings), and roof and roof membrane); (b) the Common Areas, which shall be maintained in accordance with the standards of a Class A office park for the Research Triangle Park, North Carolina area; and (c) any damages resulting from its or its employees, agents, or invitees negligent or willful acts.  Repairs required of Landlord shall be made within five (5) business days after Landlord receives written notice from Tenant, or has actual knowledge, of the need for the repair (except that if the repair cannot be reasonably cured within that period, Landlord shall not be in default so long as it promptly and diligently pursues completion of the repair).  Except as assigned to Landlord above, Tenant, at its own expense, shall maintain and repair the Premises (including, but not limited to, the repair and replacement of the exterior glass, mechanical, plumbing, electrical systems, interior walls, floors, ceilings, security systems, the sprinkler system, and the monitoring systems) and otherwise make all repairs relating to the Premises.  All repairs to be made by Tenant shall be made promptly, in a workmanlike manner, paid for by Tenant allowing no liens to attach either to the Premises or to Tenant’s leasehold interest, and so as not to unreasonably disturb or inconvenience other tenants in the Building.  Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors approved by Landlord.  Landlord shall make available to Tenant any warranties Landlord has received which are applicable to the repairs to be performed by Tenant.  Tenant shall reimburse Landlord for all costs incurred by Landlord (over and above those amounts reimbursed by insurance carried by Landlord), along with a ten percent (10%) overhead fee, for all repairs to the Common Areas, or Building arising out of Tenant’s or its employees, agents, or invitees, negligent or willful acts.  Continuously throughout the Term, Tenant shall maintain, at its expense, a maintenance contract covering the HVAC system located in or serving exclusively the Premises with a service contractor acceptable to and approved by Landlord in its reasonable discretion.  This contract shall provide for routine maintenance, including, but not limited to, timely changing of all filters (at recommended intervals), adjustment and inspection of air handling mechanisms and control equipment, and performance of necessary lubrication, testing, and other such normal maintenance procedures.  Notwithstanding the preceding to the contrary, in the event the Tenant fails to maintain the required HVAC maintenance contract, Landlord reserves the right to arrange for the HVAC system maintenance contract and charge Tenant for the reasonable costs of that contract.

8.3.2.                  Notwithstanding the above provisions to the contrary, except where the need for the HVAC Capital Repair (as defined below) is caused by Tenant’s or its agents’, employees’ or invitees’ negligent or willful acts or Tenant’s failure to keep the required HVAC maintenance contract continuously in effect, Tenant’s repair obligations under this Lease with respect to the Premises’ HVAC system shall not include any capital repair/replacements costing more than $2500.00 (a “HVAC Capital Repair”).  Landlord, after notice of the need for an HVAC Capital Repair is received from the Tenant, shall, at its own expense, promptly and diligently cause the HVAC Capital Repair to be made.  Tenant shall nevertheless reimburse the Landlord for the first $2500.00 of the reasonably necessary costs incurred by Landlord in completing the HVAC Capital Repair.

8.4.                            Liability.  Provided that the causes of the damage are not directly under the care, custody or control of Landlord, Landlord shall not be liable to Tenant for any damage caused to Tenant or its property due to the Premises, Building, or Common Areas (or any part or appurtenances thereof) being or becoming out of repair or arising from the failure of any utility service.  Tenant shall promptly report to Landlord any defective condition in or about the Premises, Building, or Common Areas known to Tenant.  Tenant shall promptly report to the applicable utility company any interruption of its utility service.  So long as Landlord acts reasonably and in good faith and without negligence, there shall be no abatement or reduction of Rent by reason of any of the utility services not being continuously provided to Tenant, nor shall such interruption of utility services constitute either a constructive or partial eviction.

9.                                      TAXES AND ASSESSMENTS.  Landlord shall list the Building for ad valorem tax purposes and shall pay all tax assessments of whatever kind or nature assessed against the Building, all of which shall be included in “Expenses”.  The Tenant shall pay all taxes and assessments imposed on Tenant’s personal property located on the Premises, whether affixed or not, and all other taxes, fees and assessments imposed for its use of the Premises.

10.                               SIGNS.  Tenant shall have the right to erect on and in the Building and the Premises such signs as may be reasonably necessary to identify and advertise Tenant and its business which will include, but not be limited to its corporate name and/or logo.  One (1) exterior identification sign shall be included in the Additional Tenant Improvements.  Tenant will pay for the planning, fabrication, and installation of the approved signage.  Notwithstanding the preceding to the contrary, this right to erect signs is conditioned on:  (i) only one (1) exterior sign shall be permitted; (ii) the Landlord’s prior written consent as to form, size, color and location, which shall not be unreasonably withheld, conditioned or delayed; (iii) compliance with any applicable zoning or building codes; and (iv) compliance with the Rules & Regulations.  Landlord, at Tenant’s expense, shall maintain and repair all exterior signage, if any, erected pursuant to this Section.  The Tenant, at its sole expense, shall remove all signs erected for/by Tenant upon termination of the Lease and shall repair any damage to the Premises and Building caused by their removal.  This repair/removal obligation shall survive a termination of the Lease.  All exterior decor and exposed sides of drapes, blinds, shutters, and other window treatments must receive Landlord’s prior written approval.  The Landlord consents/approvals required under Section 10 shall not be unreasonably withheld, conditioned or delayed.

11.                               INSURANCE/INDEMNIFICATION.

11.1.                     Property Insurance.  Landlord shall carry all-risk property damage and hazard/casualty insurance with extended coverage insuring against loss or damage to the Building and/or other improvements in amounts and with companies as Landlord in its discretion chooses; but in no event shall coverage amounts be less than full replacement cost of the Building.  The cost of this insurance shall be included in “Expenses”.  The policy shall show Landlord as the named insured and its Lender (defined below) as an additional insured.  Tenant shall maintain and care for its personal property on the Premises and insure the same to such extent as it deems appropriate.  Neither Landlord nor Managing Agent shall be liable for any loss or damage to Tenant’s personal property, irrespective of the cause.

11.2.                     Liability Insurance.  Tenant shall, at its expense, maintain in effect a commercial general liability policy with coverages not less than the Tenant Liability Coverage.  Limits in excess of $1,000,000.00 may be provided by an umbrella/excess policy.  This policy shall show Landlord and Managing Agent as additional insureds.  Landlord shall maintain in effect a commercial general liability policy with coverages not less than the Landlord Liability Coverage.  The cost of this insurance shall be included in “Expenses”.

11.3.                     Worker’s Compensation.  Tenant shall, at its expense, maintain Worker’s Compensation Insurance coverage sufficient to meet all local, state and federal governmental regulations.

11.4.                     Rental Income Insurance.  Tenant shall, at its expense, maintain business interruption insurance in an amount equal to the Business Interruption Insurance Coverage.  This insurance shall insure that the Base Rent will be paid to Landlord (unless such Rent is abated or this Lease terminates, as provided below) if the Premises are destroyed or rendered unusable by a risk insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements.

11.5.                     Policies.  All required policies of insurance shall be maintained continuously throughout the Term and provide that they may not be changed or cancelled without ten business (10) days’ prior written notice to both Landlord and Tenant and shall be underwritten by insurers who have a general policyholders rating of not less than “A-VII” as stated in the most current available A.M.  Best Insurance Reports, who are licensed to do business in North Carolina, and who are authorized to issue the policies.  At either party’s request, a certificate (ACORD Form No. 27) evidencing the required insurance shall be given to the requesting party.  The general liability policies shall be on ISO Form CG 0001 0196 or equivalent “occurrence basis” insurance policy form.  Notwithstanding anything in this Section 11 to the contrary, Landlord shall be entitled, upon thirty (30) days’ advance written notice to Tenant, to increase the policy coverage requirements to meet its Lender’s (as defined below) requirements.

11.6.                     Indemnification.  Except where caused by the Landlord’s or its employee’s, agent’s, or contractor’s negligence or willful misconduct, Tenant shall indemnify and hold the Landlord and its employees and agents harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of the Tenant’s or its invitee’s, employee’s, agent’s or contractor’s use of the Premises.  Landlord shall indemnify and hold the Tenant and its employees and agents harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of Landlord’s or its employee’s, agent’s or contractor’s negligence or willful misconduct.  If the party to be indemnified is made a party to any litigation commenced by or against it for which it is to be indemnified, then the indemnifying party shall protect and hold harmless and pay all court costs, penalties, charges, damages, expenses, and reasonable attorney’s fees incurred or paid by the party to be indemnified.  These obligations shall survive a termination of the Lease.

11.7.                     Waiver of Subrogation.  Notwithstanding the language of Section 11.6 to the contrary or that the loss or damage may be due to or result from the negligent or willful act of a party or its employees or agents, Landlord and Tenant, for themselves and their respective insurers, release each other from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to persons or property, both real and personal, caused by or resulting from casualties required to be insured against by the terms of this Lease or otherwise insured against by the party suffering the loss or damage.  All policies of insurance required by this Lease shall contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as appropriate.  If insurance policies with waiver of subrogation provisions shall be obtainable only at a premium, the party seeking the policy shall pay that additional premium.  Except to the extent insurance pays (or would have paid if the insurance coverage required by this Lease was in effect) a claim subject to indemnification, this release is not intended to nor shall it release a party from its indemnification obligations as set out in this Lease.  These obligations shall survive a termination of the Lease.

12.                               DESTRUCTION/CONDEMNATION.

12.1.                     Destruction of Premises.

(A)                               Total Destruction.  If the Premises are totally destroyed by fire or other casualty, either Landlord or Tenant may terminate this Lease by giving written notice of termination not later than thirty (30) days after the date of the destruction.  In that event, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination.

(B)                               Partial Destruction.  If there is not total destruction of the Premises, yet:  (i) Landlord, in its sole reasonable judgment, concludes that restoration of the damage cannot be completed within one hundred eighty (180) days; or (ii) less than six (6) months of the Term remains; or, (iii) insurance proceeds (along with funds Landlord, in its discretion, decides to provide) in an amount sufficient to restore the Premises is not made available to Landlord (provided, that Landlord shall use commercially reasonable efforts to obtain the proceeds to which it is entitled under its applicable insurance policy); Landlord or Tenant may, at their option, terminate this Lease by giving written notice of termination not later than ten (10) days after the date Landlord provides Tenant with the information described below.  In that event, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination.  Within thirty (30) days after the casualty, Landlord shall furnish Tenant with Landlord’s estimate of the time required to complete repairs and whether or not sufficient funds are available to pay for the required repairs.

(C)                               Repair/Restoration.  If the Lease is not terminated pursuant to Subparagraphs (A) or (B), Landlord, at its expense, shall promptly restore and/or repair the Premises (other than Alterations or Additional Tenant Improvements identified as being required to be removed by Tenant upon a termination of the Lease, all of which shall be the Tenant’s sole responsibility) and any other portions of the Building outside the Premises required for Tenant’s use of the Premises.  In no event shall Landlord be required to restore fixtures or improvements made or owned by Tenant.  If Tenant is reasonably required to close all or a portion of its operations during the period of repair/restoration, Base Rent and Additional Rent shall abate on a proportional basis (based upon the square footage of the unusable portion of the Premises) during that period.  In no event shall Landlord have any liability for losses claimed by Tenant resulting, directly or indirectly, from Tenant’s inability to use the Premises.  Unless otherwise agreed in writing by Landlord and Tenant at the time the restoration/repairs are commenced, in the event Landlord fails to Substantially Complete the restoration/repairs within one hundred eighty (180) days after the date of the destruction other than as a result of Tenant Delays, Tenant may terminate the Lease by giving written notice of termination to Landlord at any time prior to Substantial Completion of the restoration/repairs.

(D)                               Tenant’s Fault.  Notwithstanding the above to the contrary, if the Premises are damaged by the willful or grossly negligent acts or omissions of Tenant, its employees, agents, customers, or guests, Tenant may not terminate this Lease and there shall be no apportionment or abatement of Rent.

12.2.                     Condemnation of Premises.  If all of the Premises, or a portion which will make the remainder unusable for the Tenant’s Permitted Use, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the vesting of title in the condemning authority and Base Rent and

Additional Rent obligations shall be adjusted between Landlord and Tenant as of that date.  If only a portion of the Premises are taken and Tenant can reasonably continue use of the remainder, then the Lease will not terminate, but Base Rent and Additional Rent obligations shall abate in a just and proportionate amount to the loss of use occasioned by the taking.  Except as otherwise provided by the authority granting an award of damages, Tenant shall have no right or claim to any part of any award made to or received by the Landlord for any taking of the Premises and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (including its leasehold interest) to which Tenant may be entitled.  No Tenant’s claim may, however, diminish Landlord’s award with respect to the Premises.  For purposes of this Section, Landlord shall make a good faith determination as to whether the Premises are unusable or not after a taking.  If less than a fee title to all or any portion of the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement in Rent.

13.                               CARE/RETURN OF PREMISES.

13.1.                     Care of Premises.  Tenant shall not permit or cause any act to be performed upon, in or about the Premises which shall cause or be likely to cause injury to any person or to the Premises, the Building, or Common Areas, or any adjoining property.  Tenant shall at all times keep the Premises in a neat and orderly condition.  The Tenant agrees to take reasonable care of the Premises, fixtures, and appurtenances and suffer no waste or injury thereto.

13.2.                     Return of Premises.  Upon the termination of this Lease, Tenant shall return the Premises to Landlord substantially in the same condition as received and shall deliver to the Landlord a certification from a mutually acceptable independent third party that the Premises have been fully decommissioned; i.e., a third party report stating that the Premises do not contain hazardous residual levels of any Hazardous Substances (as later defined).  Excepted from this obligation are:  (i) conditions which are the Landlord’s responsibility or result from Landlord’s or its agent’s or employee’s negligence, a casualty required to be insured against by Landlord under this Lease, or a condemnation; (ii) ordinary wear and tear; and, (iii) Tenant Improvements and approved Alterations which Landlord has not required to be removed.  This obligation shall survive a termination of the Lease.  Any failure by the Tenant to comply with this Section which results in a delay in Landlord’s ability to deliver the Premises to a successor tenant shall be deemed to be a holdover (as described in Section 14 below) by the Tenant for the period it takes the Tenant, or if Tenant fails to do so, the Landlord to complete any required repair/replacement activities.

14.                               HOLDING OVER.  In the event Tenant remains in possession after the expiration of the Term without the execution of a new lease, Tenant shall not acquire any right, title or interest in the Premises.  In that event, Tenant shall occupy the Premises as a tenant from month-to-month and shall otherwise be subject to all applicable conditions, provisions and obligations of this Lease; except that all options and rights of renewal, rights of first refusal, and the like, if any, shall terminate.  Notwithstanding the above, Landlord shall have the right to pursue summary ejectment of Tenant as provided by law and to recover from the Tenant any and all damages suffered as a result of that holdover, including, but not limited to, damages relating to any loss of a prospective tenant for the Premises.  During the holding over period, Tenant shall pay monthly rent equal to the Holdover Rent Multiple times the Base Rent Installment Amount in effect as of the last month of the Term.

15.                               ASSIGNMENT.

15.1.                     Restriction.  Tenant shall not have the right to assign this Lease or to sublet the Premises, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.  It shall not be unreasonable for the Landlord to withhold consent if:  (i) it is not assured that substantially the same type, class, nature and quality of business, prestige, reputation, and financial soundness of ownership and management, is maintained by the proposed assignee/sub-tenant; (ii) occupancy by the proposed assignee/sub-tenant would violate the terms of the Lease, cause the Landlord to be in breach of any restrictive covenant relative to the Building or other leases, or increase the costs of operation for the Building; (iii) the Landlord’s Lender (described below) withholds its consent or Landlord’s granting consent would be a breach of the Deed of Trust (described below); (iv) any guarantor of the Lease fails or refuses to acknowledge its consent to the assignment/sublease and the continuing nature of its guaranty obligations;

or (v) Tenant fails to provide Landlord with a copy of the proposed assignment/sublease.  All public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld or delayed.  Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.  If Landlord unreasonably withholds its consent, Tenant’s sole and exclusive remedy is specific performance and under no circumstances will Landlord be liable for damages.  If Tenant is other than an individual, then the passage of majority interest in Tenant to parties other than those who presently own those interests shall be deemed an assignment of this Lease except that if a majority in interest of Tenant passes as a result of a debt or equity financing of the Company.  In no event shall this Lease be assignable by operation of any law .  Tenant’s rights under this Lease may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings.  Notwithstanding anything in this Lease to the contrary, a breach of the restrictions of this Section shall automatically be an Event of Default and Tenant shall have no right to notice of, or right to cure, that default.

15.2.                     Notice.  If Tenant proposes to assign any interest in this Lease or to sublet all or any portion of the Premises, Tenant shall first submit to Landlord a written notice of its intentions (the “Notice of Intent”).  The Notice of Intent shall contain:  (1) the name of the proposed assignee/subtenant; (2) the terms of the proposed assignment/subletting and a copy of the proposed assignment/sublease agreement; and, (3) any other information reasonably requested by Landlord.  Whether or not the transfer requires the Landlord’s prior consent, Tenant shall promptly provide Landlord with an executed original of the assignment or a certified copy of the merger/conversion/reorganization document, as the case may be.  If Landlord consents to the proposed assignment/sublease, it shall be an express condition of that consent that no material modification or assignment of that assignment/sublease shall be permitted without the Landlord’s prior written consent.

15.3.                     Modification Option.  If Tenant gives the Notice of Intent, Landlord shall have the option to modify this Lease so as to exclude the space proposed to be assigned/sublet (the “Excluded Space”) for the term of the assignment/subletting.  Provided Landlord gives Tenant written notice of the exercise of this option within ten (10) business days of receipt of the Notice of Intent, the modification of this Lease shall be effective (without further documentation) as of the date of commencement of the term of the proposed assignment/sublease.  If Landlord exercises its option as described above, Tenant’s Base Rent and Additional Rent obligations shall abate in a just and proportionate amount to the Excluded Space and Tenant shall have no further obligations with respect to the Excluded Space.

15.4.                     Liability .  Unless the Landlord has reclaimed the space pursuant to Section 15.3, any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to further assignments or subleases) shall not relieve Tenant of its Lease obligations.

15.5.                     Costs.  If Tenant shall request Landlord’s consent to an assignment/subletting of the Lease, Tenant shall pay Landlord’s reasonable attorney fees incurred in connection with that matter, such fees not to exceed $1,000.00 for each request.

15.6.                     Affiliated Entities.  Tenant may, without the Landlord’s prior consent, assign this Lease to an Affiliated Entity (as defined below); provided that the assignment to the Affiliated Entity shall be permitted only so long as the assignment is made for a good faith business purpose and the assignee remains an Affiliated Entity.  Tenant shall nevertheless give Landlord prompt notice of such any such assignment or sublease, which shall include the information specified in Section 15.2.  The provisions of Section 15.3 shall not apply to this type of assignment.  For purposes of this Lease, an “Affiliated Entity” shall mean a partnership, corporation, or limited liability company over which the owners of Tenant or Tenant has legal control, the purchaser of substantially all of Tenant’s assets, or the surviving entity in a merger involving Tenant.  An assignment pursuant to this Section shall not release Tenant or any guarantors from their respective obligations under this Lease.

15.7.                     Excess Consideration.  In the event of an assignment of the Lease or a subletting of the Premises to any entity other than an Affiliated Entity, fifty percent (50%) of the cash consideration received by Tenant (but not any other non-cash consideration) from that assignment or sublease over the amount paid as Rent during the comparable period (the “Excess Consideration”) shall be paid to Landlord as Additional Rent on a monthly basis.  In the event less than all of the Premises is subleased, a pro rata portion (calculated on a per square foot basis) of the

Rent paid by Tenant shall be used in calculating the Excess Consideration.  The reasonable leasing commissions paid by Tenant, the amortization of the cost of any improvements made to the Premises at Tenant’s cost for the assignee/sublessee, and other reasonable, out-of-pocket costs paid by Tenant to unaffiliated third parties in connection with the assignment/subletting shall be deducted in calculating the Excess Consideration.  Within ten (10) days of the date the assignee/subtenant begins occupancy in the Premises, the Tenant shall send Landlord a copy of the executed Lease Assignment or Sublease, as applicable, and a detailed statement showing the calculation of the Excess Consideration, including the total consideration to be paid by the subtenant/assignee over the term of the assignment/subletting and any costs (to be accompanied by reasonable supporting documentation) to be deducted from that amount as permitted by this Section.  Landlord shall have the right, one time during each sublease year, during business hours and upon prior reasonable notice to Tenant, to audit Tenant’s books and records to verify the accuracy of that statement.

16.                               DEFAULT/REMEDIES.

16.1.                     Tenant Default.  The following events (the “Events of Default”) shall each constitute a default by the Tenant:

(A)                               If Tenant timely fails to pay any sum due Landlord under the Lease, which failure shall continue for a period of five (5) business days after receipt or deemed receipt of written notice by Tenant; or

(B)                               If Tenant shall fail to perform any non-monetary term, condition, covenant or agreement of this Lease which continues for a period of ten (10) days after receipt or deemed receipt of written notice by Tenant (except that if the default cannot be reasonably cured within that period, Tenant shall not be in default so long as Tenant promptly and diligently pursues the cure and is not otherwise in default); or

(C)                               If Tenant (or, if Tenant is a partnership, if any partner of Tenant) shall file a petition in bankruptcy, make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due; if any court of competent jurisdiction shall enter a decree or order adjudicating it bankrupt or insolvent; or if any trustee or receiver for Tenant or for any substantial part of its property be appointed or if any person shall file a petition for involuntary bankruptcy against Tenant and such appointment or petition shall not be stayed or vacated within sixty (60) days of entry thereof; or

(D)                               If Tenant’s interest in this Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and the order or decree shall not be vacated within thirty (30) days of its entry; or

(E)                                If Landlord, with reasonable cause, on more than two (2) occasions in any twelve (12) month period, gives notice to Tenant of default under subparagraphs (A) or (B) above, notwithstanding Tenant’s subsequent cure of the noticed defaults within the allowable periods.

16.2.                     Remedies Upon Tenant Default.

(A)                               Upon the occurrence of any Event of Default, Landlord, with or without terminating this Lease, immediately or at any time thereafter, shall have the right, at its option, to utilize any one or more of the following remedies:  (i) Landlord may make any payment required of Tenant and/or re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep or perform.  Tenant shall reimburse Landlord for any reasonable expenditures made by Landlord in making the payment and/or corrections or repairs within fifteen (15) days after delivery of a statement to Tenant accompanied by reasonable documentation supporting the demand.

(ii)          Landlord may demand in writing that Tenant vacate the Premises.  Tenant shall vacate the Premises and remove all its property within ten (10) business days of Tenant’s receipt of the notice, whereupon Landlord shall have the right to re-enter and take possession of the Premises.

(iii)       Landlord may re-enter the Premises and remove Tenant and all of Tenant’s property.

(iv)      Landlord may re-let all or any portion of the Premises for such time, rent, and other terms and conditions as Landlord, in its sole discretion, may deem advisable.  Landlord may make any alterations or repairs to the Premises which it may reasonably deem necessary or proper to facilitate the reletting.  Tenant shall pay all commercially reasonable costs of the reletting including the commercially reasonable cost of any alterations or repairs to the Premises.  If this Lease shall have not been terminated by Landlord, Tenant shall continue to pay all charges due from Tenant under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter, Landlord may accelerate and collect from Tenant the difference, if any, between the rent to be collected from that subsequent tenant and the Rent reserved in this Lease for the balance of the Term, after discounting the difference to its present value by a factor equal to Landlord’s bank’s then announced prime rate.  In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the rents due from it.

(v)         Landlord may terminate this Lease without notice or demand to vacate the Premises.  This Lease shall be deemed to have been terminated by Landlord only upon Landlord’s written notice of termination.  Upon termination Landlord shall nevertheless remain entitled to recover from Tenant all sums provided for in subparagraph (iv) above as if the Lease were not terminated.

(vi)      Landlord may exercise any other remedies and recover any other damages available to it under law or in equity.

(B)                               In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant waives all claims for damages which may be caused by that re-entry except those claims arising from the Landlord’s gross negligence or willful misconduct not otherwise covered by insurance maintained by the Tenant.  Tenant shall reimburse the Landlord for any and all losses, costs, expenses (including legal expenses and reasonable attorney’s fees), and damages suffered by Landlord by reason of its re-entry, removal and/or storage of Tenant’s property.  No re-entry shall be considered or construed to be a forcible entry.

(C)                               Upon any breach of this Lease, regardless of whether that breach is, or becomes, an Event of Default, Landlord shall be reimbursed for any and all commercially reasonable expenses incurred by Landlord, including legal expenses and reasonable attorney fees, in enforcing the terms and provisions of this Lease.

(D)                               Any of Tenant’s personal property remaining at the Premises after a repossession of the Premises by Landlord after an Event of Default or after a termination of the Lease shall be deemed abandoned by the Tenant.  Tenant shall be liable for any and all reasonable storage and/or removal costs incurred by Landlord in storing and/or removing that abandoned property.  In addition, Landlord shall be entitled to sell the abandoned property in order to recover those storage/removal costs and any other amounts due from Tenant under the Lease.  The sale of the abandoned property may be by private or public sale as contemplated under the North Carolina Uniform Commercial Code or in any other form provided by law.  This right shall be in addition to any statutory lien for rent or similar rights available to Landlord under law or this Agreement.

16.3.                     Landlord’s Default.  Should Landlord breach any of its duties or obligations to Tenant and, in the case of a monetary default, the breach continues for five (5) business days after written notice is given to Landlord, or in the case of a non-monetary default, the breach continues for ten (10) days (or such longer period of time as it may reasonably take to cure provided Landlord promptly and diligently pursues the cure and is not otherwise in default) after written notice of the breach is given to Landlord, Tenant may take such action as is reasonably necessary to cure the breach.  In this event, Landlord shall, upon demand (accompanied by reasonable documentation supporting the demand) reimburse the Tenant for expenses reasonably incurred by Tenant in curing Landlord’s breach, including legal expenses and reasonable attorney fees.  If Landlord shall fail to promptly reimburse Tenant, Tenant may withhold or abate its rental payment due to the extent of the unreimbursed expenses.  In the event of any dispute about Tenant’s right to abate or withhold Rent or other sums payable to Landlord under this Section, Tenant must deposit the disputed amounts in escrow in an interest-bearing account with a national bank in Raleigh, North Carolina, conditioned on resolution of the dispute by a final, nonappealable court order or by mutual written agreement of Landlord and Tenant.  Any interest earned shall be paid to the party entitled to the escrowed funds and any fees of the escrow agent shall be paid by the party not entitled to the escrowed funds.  Regardless of the outcome or resolution of the dispute, no Event of Default with respect to the subject matter of the dispute shall be deemed to have occurred so long as the disputed amounts are deposited in escrow by Tenant.

16.4.                     Mitigation.  Whenever a party is in default under this Lease, the non-defaulting party shall use commercially reasonable efforts to mitigate the damages resulting from the default.

17.                               SUBORDINATION/ATTORNMENT/ESTOPPEL.

17.1.                     Subordination.  Depending on the requirements of the then beneficiary of any deed of trust which is a lien against the Building (the “Lender”), this Lease and the rights of Tenant will either be subordinate or superior to the lien of that deed of trust (the “Deed of Trust”) whether the Deed of Trust is currently a lien on the Premises or subsequently becomes a lien on the Premises.  No further agreements or documents shall be required to render this Lease and the Tenant’s rights subordinate or superior to the Deed of Trust.  Should Lender request, Tenant will execute an agreement making this Lease superior or subordinate, as the case may be.  Should Tenant fail to deliver the document within ten (10) business days of Lender’s request, it shall be deemed an Event of Default without any further notice to Tenant.  The subordination agreement shall include language to the effect that Tenant’s tenancy shall not be disturbed nor affected by any default under the Deed of Trust provided that Tenant is not in default beyond applicable cure periods under any of the Lease terms and shall otherwise be reasonably acceptable to the Tenant.

17.2.                     Attornment.  In the event Landlord’s interest in the Premises passes to a successor (the “Successor”) by sale, lease, foreclosure, or in any other manner, Tenant and any guarantor of this Lease shall be bound to the Successor under all of the terms of this Lease for the balance of the Term, with the same force and effect as if the Successor were the Landlord under the Lease.  Tenant and any guarantor of this Lease, is deemed to attorn to the Successor as its landlord and no further documents shall be required to effectuate the attornment.  Provided Successor becomes legally bound to Tenant in respect of all of Landlord’s duties and obligations, Landlord shall have no further liability under the Lease and Tenant shall look solely to the Successor for any subsequent performance due by Landlord.  Landlord shall give Tenant prompt written notice of the transfer of the Security Deposit to a Successor.  Any attornment agreement required of Tenant shall include language to the effect that Tenant’s tenancy shall not be disturbed nor affected by any default under the Deed of Trust provided that Tenant is not in default beyond applicable cure periods under any of the Lease terms and shall otherwise be reasonably acceptable to the Tenant.

17.3.                     Estoppel Certificate.  Within ten (10) business days of each request, Tenant agrees to execute estoppel certificates setting forth the facts with respect to its date of occupancy, the Term, the amount of Rent due and date to which Rent is paid, whether or not it has any defense or offsets to the enforcement of the Lease, its knowledge of any default or breach by Landlord, and whether or not this Lease is in full force and effect inclusive of all modifications and/or amendments, copies of which Tenant shall attach to the estoppel certificate.  In addition, each guarantor of the Lease, if any, shall execute a document confirming/ratifying its guaranty of the Lease.  Should Tenant or, if applicable, a guarantor fail to timely deliver the document, it shall be deemed an Event of Default without any further notice to Tenant.

17.4.                     Landlord’s Assignment.  If Tenant is notified of Landlord’s assignment of this Lease as security for a Deed of Trust and of the name and address of the Lender, Tenant shall not terminate or cancel this Lease for any default by Landlord without first giving notice of its intention to do so to the Lender (the notice to describe in reasonable detail the nature and extent of the default) and affording the Lender the same opportunity (i.e., period of time) to cure the default as given the Landlord under the terms of this Lease.

18.                               COVENANT OF TITLE AND QUIET ENJOYMENT.  Landlord covenants and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease for the Term and that, provided Tenant is not in default beyond any applicable cure period, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed by anyone claiming through Landlord.

19.                               RULES AND REGULATIONS.

19.1.                     Tenant’s Obligations.  Tenant agrees to be bound by the use and other restrictions imposed by the Declaration of Covenants, Conditions, and Restrictions for Keystone Technology Park recorded at Book 2305, Page 555, Durham County Registry,(the “Restrictive Covenants”).  Tenant also agrees to be bound by the rules and regulations attached as Schedule G and by any further rules and regulations or amendments and modifications as may, from time to time, be made by Landlord deemed reasonably necessary for the preservation of good order, safety, care, cleanliness and economical management of the Premises (together with the Restrictive Covenants, the “Rules & Regulations”).

19.2.                     Changes.  Notwithstanding the above to the contrary:  (a) Tenant shall be provided with written notice of any change in the Rules & Regulations restricting its use of the Premises; (b) Tenant shall be required to comply with only those Rules & Regulations which are applicable to all tenants in the Building; and (c) no change in the Rules & Regulations shall be made that would materially and adversely affect Tenant’s ability to use the Premises for Tenant’s Permitted Use or would conflict with the terms of this Lease (exclusive of Schedule G).

20.                               EASEMENTS, RESTRICTIONS AND RIGHTS-OF-WAY.  The Premises are leased subject to all easements, restrictions and rights-of-way legally affecting the Premises, including, but not limited to the Restrictive Covenants.  Landlord represents that, to the best of its knowledge, as of the Execution Date, neither these easements, restrictions, and rights-of-way, nor applicable zoning laws, prohibits the use of the Premises for Tenant’s Permitted Use.

21.                               LANDLORD’S RIGHT OF ENTRY.  Landlord shall have the right to enter and to grant temporary licenses to enter the Premises at any time and for such lengths of time as Landlord shall deem reasonable to inspect the Premises, to exhibit the Premises to prospective tenants (provided such is limited to the period within one hundred eighty (180) days prior to the Expiration Date or earlier termination of the Lease) or purchasers, to make alterations or repairs to the Premises or to the Building, for any purpose which Landlord shall deem necessary for the operation and maintenance of the Building and the general welfare and comfort of its tenants, or to abate any condition which constitutes a violation of any covenant or condition of this Lease.  Except in those instances where Tenant is in default under this Lease, these entries by Landlord shall not in any manner affect Tenant’s obligations and covenants under this Lease, and shall not of itself, without affirmative proof of Landlord’s negligence or willful misconduct, render Landlord liable for any loss of or damage to the Tenant’s property.  Except in the case of emergencies or default:  (i) Landlord shall attempt to give Tenant reasonable prior oral or written notice of entry; (ii) entries shall be during business hours; (iii) any persons entering the Premises on behalf of Landlord shall be accompanied by one of Tenant’s employees; and (iv) Landlord shall make reasonable efforts to minimize interference with Tenant’s occupancy of the Premises.

22.                               LANDLORD’S LIABILITY.  Notwithstanding anything in this Lease to the contrary, neither Landlord nor its Managing Agent (including their respective owners, officers, and/or employees) shall have any personal liability for any breach of this Lease or any claims relating to the relationship of the parties except to the extent of rental income, proceeds of sale, insurance proceeds, condemnation proceeds and the like received by the exculpated party from the Building after the entry of a judgment in favor of Tenant and Tenant shall otherwise look solely to Landlord’s interest in the Building for satisfaction.

23.                               IDENTITY OF INTEREST.  The execution of this Lease or the performance of any act pursuant to its provisions shall not be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal or agent, or of a partnership or joint venture.

24.                               BROKER.  Tenant warrants that it has had no dealings with any broker in connection with the negotiations or execution of this Lease other than the Brokers.  Landlord shall be solely responsible for any commissions due Brokers or other brokers contacted by or used by it in connection with the negotiations or execution of this Lease.  Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by any broker or agent acting for Tenant with respect to this Lease other than the Brokers.  Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by any broker or agent acting for Landlord with respect to this Lease.

25.                               FORCE MAJEURE.  In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required under this Lease (other than the payment of money) by reason of governmental restrictions, scarcity of labor or materials, strikes, or any other reasons beyond its reasonable control, the performance of the act shall be excused for the period of delay, and the period for the performance of the act shall be extended for the period necessary to complete performance after the end of the period of the delay.

26.                               ATTORNEY FEES.  In the event that any legal action or any other action is brought to enforce this Lease, the unsuccessful party in the proceeding shall pay to the successful party the costs of the action, including reasonable attorney’s fees.  “Reasonable attorneys fees” shall be deemed to be those fees actually charged based upon time actually spent at customary and reasonable charges normally incurred for those types of services, as opposed to any statutory presumption which may then be in effect.  This obligation shall survive a termination of the Lease.

27.                               HAZARDOUS SUBSTANCES.

27.1.                     Hazardous Substances.  As used in this Lease, the term “Hazardous Substances”, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyles (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.  As used in this Lease, the term “Environmental Laws”, shall include any federal, state, or municipal law, ordinance, or regulation, now or subsequently enacted, relating to the existence, use, generation, storage, transportation, or disposal of Hazardous Substances and/or other environmental conditions.

27.2.                     Tenant’s Restrictions.

27.2.1.           Tenant shall not cause or permit to occur:

(a)         Any violation of any Environmental Laws on, under, or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including but not limited to, soil and ground water conditions; or

(b)         The use, generation, release, manufacture, refining production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except:  (i) in de minimis quantities necessary for or incidental to the Tenant’s normal and customary conduct of business; and/or (ii) in strict compliance with all applicable Environmental Laws.

27.2.2.           Tenant shall, at Tenant’s own expense:  (a) comply with all Environmental Laws ; and (b) make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Environmental Laws arising in connection with its obligations under this Section.

27.2.3.           Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

27.3.                     Indemnification.  Tenant shall indemnify, defend, and hold harmless Landlord, the Managing Agent, and their respective officers, directors, beneficiaries, shareholders, members, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs at or from the Premises during the Term of this Lease, or which arises at any time from Tenant’s use or occupancy of the Premises or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws.  Tenant’s obligations and liabilities under this Section shall survive the termination of this Lease.  These provisions relating to Tenant’s environmental indemnification obligations shall not apply to events:  (i) which occur at any time as a direct result of the acts or omissions of the Landlord, its employees, agents, contractors, successors or assigns; (ii) which arise out of and are directly caused by events occurring before Tenant took possession of the Premises; (iii) which occur after the Landlord, its employees, agents, contractors, successors or assigns have regained possession of the Premises; or (iv) which arise out of acts attributable to parties other than Tenant or its employees, agents, contractors, or invitees.  The burden of proving the applicability of an exception to Tenant’s indemnification obligation shall be on the Tenant.  Once Tenant has proven an exception listed in (i), (ii), or (iii) above is applicable.

Landlord shall indemnify, defend, and hold harmless Tenant and its respective officers, directors, beneficiaries, shareholders, members, agents, and employees from all fines, suits procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any such deposit, spill, discharge, or other release of Hazardous Substances.

27.4.                     Reports.  Tenant represents that none of the chemicals or biohazardous materials it currently intends to use at the Premises, if any, requires an environmental permit for its use.  Tenant shall give prior written notice (specifying the chemical/biohazardous material planned to be used) to Landlord if and when Tenant plans to use, at the Premises, any chemical/material that requires an environmental permit.  A written or electronic, updated, itemized inventory of all chemicals and biohazardous materials used by Tenant at the Premises, along with copies of all environmental permits obtained by Tenant for its operations at the Premises, will be kept at the Premises.  Landlord, at its request, may inspect and/or will be provided with copies of the then current inventory and all of Tenant’s environmental permits.  Landlord shall keep all non-public information confidential; provided that it shall be permitted to provide copies to its attorneys and its Lender.

28.                               ARBITRATION.

28.1.                     Procedure.  If a dispute under this Lease is not resolved by the parties within any applicable grace period or time to cure provided, either party may give notice to the other of its desire to arbitrate the dispute, in which event the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then-prevailing rules.  The arbitration hearing shall be held in Raleigh, North Carolina.  Judgment upon the arbitration award may be entered in any court having jurisdiction.  The arbitrators shall have no power to change the Lease provisions.  Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding.  The arbitrators shall award the prevailing party reasonable expenses and costs, including reasonable attorneys’ fees, plus interest on the amount due at the Interest Rate.

28.2.                     Payment.  The losing party shall pay to the prevailing party the amount of the final arbitration award.  If payment is not made within ten (10) business days after the date of the arbitration award, then, in addition to any remedies under the law:  (a) If Landlord is the prevailing party, it shall have the same remedies as it has for an Event of Default; (b) If Tenant is the prevailing party, it may deduct any remaining unpaid award from its monthly payment of Base Rent, Additional Rent, or other charges otherwise due Landlord; or, if this Lease has terminated, the same remedies as it has at law or in equity, including those for enforcing an award in arbitration.

29.                               EFFECT OF TERMINATION.  Upon a termination of the Lease, neither party shall have any further obligations under the Lease except as to:  (a) those obligations which have accrued on or before the date of termination and remain unsatisfied; (b) the indemnification obligations set out in the Lease; and/or (c) any obligations which are expressly provided to survive a termination of the Lease.

30.                               MISCELLANEOUS.

30.1.                     Interest.  Any sums due to be paid by either party to or for the benefit of the other which are not paid when due shall bear interest from the due date to the date of payment at the Interest Rate.

30.2.                     Notices.  Notices and written consents required under this Agreement shall be in writing and shall either be:  (a) personally served (deemed received on receipt of delivery); (b) delivered by a nationally recognized overnight express delivery service (deemed received the next business day); or (c) posted by certified United States Mail, postage prepaid, return receipt requested (deemed received three (3) business days after posting); or (d) delivered via telecopier or facsimile transmission (deemed received on receipt of transmission), provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either manner specified above.  Each document shall be addressed/transmitted as set out in the Term Sheet or at such other address/facsimile number as may from time to time be designated in writing in accordance with this Subsection.  Notices may be given on behalf of any party by that party’s legal counsel.  Notwithstanding anything in this Lease to the contrary:  (i) the Statement contemplated by Section 4.3 and any demands for reimbursement may be posted by ordinary United States Mail; and (ii) parties to be copied on any notices need be copied only on notices of default.

30.3.                     Recording.  This Lease shall not be recorded, but a memorandum of it may, at the expense of the recording party, be prepared and recorded in the County where the Premises are located.  The memorandum shall contain only that information as is necessary to provide adequate record notice of the existence of the Lease, including the parties, the Term, the Premises and whether options to renew or purchase exist.  Upon a termination of this Lease prior to the Expiration Date, the Landlord, on its own signature, may record a termination of any recorded memorandum.

30.4.                     Additional Acts.  Each party will execute and deliver all other additional and necessary instruments and documents and do all other acts and things as may be reasonably necessary to more fully effectuate this Lease.

30.5.                     Entire Agreement.  This Lease (including the Term Sheet and all attached Schedules) shall constitute the entire agreement of the parties.  All prior agreements between the parties, whether oral or written, are merged into this document and shall be of no force and effect.  This Lease cannot be changed, modified or discharged other than by a written agreement signed by the party against whom enforcement of the change, modification or discharge is sought.

30.6.                     Binding Effect.  Each and all of the covenants terms, provisions and agreements of this document shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Lease, their respective heirs, executors, administrators, legal representatives, successors and assigns.

30.7.                     Construction.  No provision of this Lease shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of that party’s having or being deemed to have prepared or imposed that provision.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

30.8.                     Counterparts.  This Lease may be executed in any number of counterparts with the same effect as if all parties had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

30.9.                     Waiver.  The delay or failure of either party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a prior or subsequent act, which would have originally constituted a violation, from having the effect of an original violation.  Any waiver by a party of any breach or default by the other must be in writing and will be effective only to the extent specifically set forth in that writing.

30.10.              Headings.  The headings in this Lease are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

30.11.              Severability.  Every provision of this Lease is intended to be severable.  If any term or provision is illegal or invalid for any reason whatsoever, that illegality or invalidity shall not affect the validity of the remainder of the Lease.

30.12.              Governing Law/Jurisdiction.  This Agreement shall be governed by its terms and the laws of the State of North Carolina.  The parties agree that this Agreement shall be deemed executed and completed in North Carolina, that this Agreement shall be performed in North Carolina, and, except where arbitration is specifically provided for in this Lease, that the courts of North Carolina shall have exclusive jurisdiction over any disputes as to the terms of this Agreement.  By the signatures below, the parties consent to the exclusive, personal jurisdiction by the courts of North Carolina and further, waive any objection thereto.  Venue shall be Wake County, North Carolina.

30.13.              Time.  Time is of the essence in connection with each and every provision of this Lease.  If any time period under this Lease ends on a Saturday, Sunday, or any day on which the state courts of Durham County, North Carolina are closed, that time period shall be extended until the next business day.

31.                               ADDITIONAL LEASE PROVISIONS.  Additional provisions of this Lease are contained in the Schedules attached which are incorporated by this reference.  These additional provisions shall control if in conflict with any of the foregoing provisions of this Lease.

IN WITNESS WHEREOF, the undersigned have executed, sealed and delivered this Agreement as of the date first above written.

LANDLORD:		TENANT:

TECHNOLOGY VII-IX, LLC		LIQUIDIA TECHNOLOGIES, INC.,
a North Carolina limited liability company		a Delaware corporation

By:	/s/ [illegible]	By:	/s/ Bruce Boucher
	Manager	Name/Title:	Bruce Boucher; President

SCHEDULE A-PREMISES

CAROLINA
BUSINESS
INTERIORS
7,337 RSF
LIQUIDIA
4, 401 RSF
ASYMCHEM
3, 022 RSF
MAMSI
26, 120 RSF
NETWORK APPLIANCE
46,212 RSF

KEYSTONE PARK

TECH 7

SCHEDULE B
LANDLORD IMPROVEMENTS
(Technology VII Building)

Building Size:

•                  87,269 SF gross (drip line to drip line)

•                  83,260 SF net useable space

•                  Clear ceiling height 16’-0

Site work:

•                  Clear and grade

•                  Storm drainage

•                  Water and sewer

•                  Curb & gutter and asphalt pavement

•                  Turn-down walks at perimeter of building pavement

Building Elevations:

•                  9’-0 high storefronts with 1’ -6 high exterior drywall (texture paint) header

•                  Architectural Spandrel Panels which are ¾” deep

•                  Drywall soffits

•                  Scuppers and downspouts

•                  Overall height of the building is +21’

•                  Spandrel panels are texture painted

•                  Round (1’ -6”) concrete columns with texture painted finish

Floor Slab Foundations:

•                  Footings are l’-0 below finish floor

•                  Lug at storefronts are l’-4” deep and l’-0 wide

•                  5” slab with a 4” stone base

•                  All concrete is 3,000 PSI

•                  Soil treatment is included

•                  6 x 6 10/10 wire mesh

•                  All control joints are saw cut

•                  No joint filler

•                  No floor sealer

•                  4’-0 wide x 1 2” thick perimeter insulation

Architectural Tilt Panels:

•                  Panels are 5 1/2” thick concrete (3,000 PSI)

•                  Reinforced with steel

•                  ¾” deep reveals

•                  All panels are textured finish

•                  All panel joints are caulked

Structural and Miscellaneous Steel:

•                  Joist and girder roof support

•                  Tubular columns

•                  Type >B primer painted, roof deck

•                  Tilt panels are load bearing

•                  1 ea roof access ladder

•                  Dock stairs

•                  All structural design is included for foundations, slab, columns, tilt panels and structural steel.

•                  Dumpster enclosure is included

•                  Pipe bollards

Roofing:

•                  Roof insulation to be 2” - R=14.3, Polyisocyanurate loose laid over metal deck

•                  Ballasted (stone #4) 0.045 black EPDM system

•                  10 year manufacturers warranty

•                  Parapet walls to have termination bar

•                  Sheet metal to be mill finished aluminum

•                  All panel joints will be caulked on both sides (standard caulk color)

Door:

•                  3 x 7 Hollow Metal Doors with standard hardware

•                  Dock bumpers

Storefront System:

Glass:

•                  1/4” LOF blue-green tempered indoors

•                  1” LOF blue-green insulated

Aluminum Frames:

•                  2” X 4 1/2” thermal

•                  Clear Anodized finish

Storefront doors:

•                  Head receptor for top of storefront

•                  Factonr thermally broken pan flashing for bottom of storefront system

Drywall and Framing:

•                  Head of window (l’-6) and soffits to have meral framing and exterior drywall

•                  Drywall to be textured painted

•                  Insulation in head framing and on soffit

•                  Drywall and metal framing includes the soffit, fascia, riser room only Painting:

•                  Exterior panels and columns to have one coat Triko-Plex coarse texture

•                  All hollow metal is painted

•                  Downspouts and scupper heads to have two coats exterior enamel

Plumbing:

•                  6” sewer trunk line

•                  Piping to be schedule 40 PVC - DWC

•                  1 ea. 2” domestic feeder lines stubbed from 5’-0 outside and run around exterior building perimeter

•                  2 ea. wall hydrants

HVAC:

•                  Not included

Sprinkler:

•                  Starting at l’-0 above finish floor

•                  2 ea. wet pipe systems

•                  Ordinary hazard systems throughout

•                  Water supply based on:

•                  Static- 125 PSI

•                  Residual - 100 PSI

•                  Flow 1800GPM

Electrical:

•                  2 ea. electrical gutters

•                  200 amp house panel (480 volt)

ii

•                  Soffit lights

•                  Alarm system with dialer

•                  4” PVC conduits for telephone to property line

•                  1 ea. 15 KVA dry type transformer

•                  400 watt exterior wallpacks

•                  Exterior up-lights

•                  1 ea. quad light

•                  Exit lights

•                  Emergency lights

•                  Exterior lights controlled by time clock

•                  Design included

iii

SCHEDULE C
ADDITIONAL TENANT IMPROVEMENTS

The Plans and Specifications for the Additional Tenant Improvements shall be mutually approved by the parties (which approval shall not be unreasonably withheld, delayed, or conditioned).  A copy of the approved Plans and Specifications for the Additional Tenant Improvements shall be initialed by each party and attached to this Lease subsequent to its execution by the parties.  If, despite reasonable efforts, the parties are unable to agree on the Plans and Specifications within thirty (30) days after the Execution Date, either party may terminate this Lease by giving Landlord written notice of termination to the other.

Prior to the Commencement Date:  (i) Landlord will provide carpet, VCT and paint and other repairs as specified in the construction quote provided by Spec Con General Contractors as dated March 8, 2005, the total amount of which is estimated to be $8,293.00; and (ii) Landlord shall repair and replace the missing water heater pan drain line on the lavatory drain in the women’s restroom.

RECEPTION
101
OFFICE
102
OFFICE
104
OFFICE
105
CONF.
106
CORRIDOR
103
SUB. LAB
107
ANALYTICAL
LAB
109
NEW VCT
WOMEN
110
MEN
111
CORR.
108
WET
LAB
112
NEW VCT
JAN.
113
PHONE
114
WORK AREA
115
BREAK
116
SHIPPING
117
FUTURE
HOOD
FLOOR PLAN

Schedule C-1
Liquidia

SCHEDULE D
BASE RENT SCHEDULE

LEASE PERIOD (Mos.)*	INSTALLMENT AMOUNT**	PAYMENT AMOUNT**

01 - 03	$3,850.88/mo.	$ 0.00/mo.
04 - 15	$3,850.88/mo.	$3,850.88/mo.
16 - 27	$3,966.40/mo.	$3,966.40/mo.
28 - 39	$4,085.39/mo.	$4,085.39/mo.
40 - 51	$4,207.96/mo.	$4,207.96/mo.
52 - 63***	$4,334.19/mo.	$4,334.19/mo.
64 — 75	$4,464.22/mo.	$4,464.22/mo.
76 - 87	$4,598.15/mo.	$4,598.15/mo.

* The “Lease Periods “ are calculated from the end of the Interim Period, if any, and if none, from the Commencement Dale.  Base Rent for each day of the Interim Period, if any, shall be the Per Diem Rate.

** The Installment Amounts reflect the stated amount of Base Rent payment to be paid by Tenant each month of the Term and the Payment Amounts reflect the actual amount of Base Rent payment to be paid by Tenant each month of the Term after factoring in the rent abatement agreed to by the parties (collectively, the “Free Rent”).  This Free Rent is being given by Landlord in anticipation that Tenant remain in possession of the Premises for the entire original Term and faithfully fulfill its obligations, as Tenant, under the Lease.  In the event Tenant defaults under the Lease, which is not timely cured as provided, prior to the expiration of the entire original Term, then a proportional amount of the Free Rent shall be deemed forfeited and Landlord shall be entitled to recover that forfeited amount from Tenant, in addition to other rights and remedies available to it.  The forfeited amount of the Free Rent shall be calculated by multiplying the Free Rent by a fraction, the numerator being the number of months remaining in the original Term as of the date of the Tenant default and the denominator being the total number of months in the original Term.

**(Note:  Rent beyond this Lease Period is applicable only if Tenant timely and properly exercises the Renewal Option (as later defined).)

SCHEDULE E
CONSTRUCTION SCHEDULE

Landlord shall use commercially reasonable efforts to cause the Additional Tenant Improvements to be “Substantially Completed” by the Target Commencement Date and, in any event, by the Outside Commencement Date.  The parties, however, acknowledge that delays attributable to Tenant before execution of this Lease will prevent Landlord from “Substantially Completing” the Additional Tenant Improvements by the Commencement Date.  Each of these dates shall automatically be extended for the following (the “Permitted Delays”):  (a) Tenant delays (including, but not limited to, Tenant’s failure to provide Landlord with every thing reasonably necessary to enable Landlord to complete the construction drawings for the Premises by the Construction Drawings Completion Date, Tenant’s failure to meet the Budget Approval Date, and Tenant change orders); (b) each day in excess of three (3) weeks, after Landlord s application, that it takes to obtain the building permits; and (c) delays in construction caused by weather.  If Landlord fails to meet the Outside Commencement Date, other than because of the Permitted Delays, Tenant shall have the right to terminate this Lease upon giving Landlord written notice of termination at any time prior to its taking possession of the Premises.

SCHEDULE F
SATELLITE ANTENNA

Subject to the terms of this Schedule, during the Term Tenant shall have the right to install and operate on the roof of the Building (the “Roof), and connect to its Premises, a microwave, satellite or other antenna communications system that transmits or receives signals to or from other communications installations located off-site (the “Satellite Antenna”).  The Tenant’s rights to install and operate the Satellite Antenna are expressly subject to the following conditions:

(a)         Tenant shall give Landlord not less than thirty (30) days’ advance written notice of Tenant’s intent to exercise its rights under this Schedule.  The notice shall include the plans and specs for the construction and location of the Satellite Antenna, which shall be subject to Landlord’s prior approval.  As a condition of its approval, Landlord may, in its discretion, require Tenant, at Tenant’s sole expense, to adequately screen the Satellite Antenna from view (the design of the screening to be subject to Landlord’s prior written approval).  The installation (including all structural reinforcement, framing and waterproofing) shall be performed subject to the provisions of Section 7 of this Lease and shall not, in any event, violate or vitiate any warranties relating to the Roof.

(b)         Tenant, at its expense, shall be solely responsible for the installation, operation, and maintenance of the Satellite Antenna and any required screening and for obtaining and maintaining all operating permits and governmental approvals and otherwise complying with all applicable legal requirements (including any requirements of the Federal Communications Commission) relating to the Satellite Antenna.  Tenant shall also promptly repair any damage to the Roof, Building, Common Areas and/or Premises caused by the installation, operation or maintenance of the Satellite Antenna.

(c)          The Satellite Antenna shall remain Tenant’s property throughout the Term and Tenant shall maintain full replacement value insurance to protect its interest.  Tenant shall also be responsible for any additional insurance and/or increase in insurance premiums incurred by Landlord as a result of the installation of the Satellite Antenna.

(d)         Tenant’s access to the Roof shall be subject to such reasonable conditions imposed by Landlord.

(e)          Tenant’s rights under this Schedule shall not interfere with the use or operation (including the reception and transmission of signals) of other satellite antenna, microwave dishes or other communications equipment previously installed on the Roof or otherwise interfere with the other tenants use of their respective premises.

(f)           Landlord, at its expense (except where necessitated by any applicable legal requirement or governmental authority, where it will be Tenant’s expense), shall have the right, on not less than five (5) days prior written notice (except in the event of an emergency, in which event no notice shall be required) to relocate the Satellite Antenna; provided the reception of communication transmissions shall not be of any material lesser quality because of such relocation.  Tenant shall cooperate with Landlord in all reasonable respects relating to any such relocation.

(g)          Upon termination of the Lease, Tenant, at its sole expense, shall remove the Satellite Antenna and any related conduits and cables and repair any resulting damage to the Roof, Building, Common Areas and/or Premises (whether caused by installation or removal).  This obligation shall survive a termination of the Lease.

(h)         The rights granted under this Schedule are not separately assignable; but may only be assigned in connection with a permitted assignment of this Lease.

Whenever Landlord’s consent or approval is required under this Schedule, Landlord agrees that such consent shall not be unreasonably withheld, conditioned or delayed.

SCHEDULE G
RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the land.

1.              Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord or, at Tenant’s option, obtained by Tenant at Tenant’s expense.

2.              All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.  The foregoing sentence shall not be applicable to doors of the Building that are entirely contained within the Premises.

3.              Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings.  Tenant, its employees, and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents, or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the land during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.              All moving activity into or out of the Building and all construction activity shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.              No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

6.              The requirements of Tenant will be attended to only upon application to the Managing Agent or at such other entity designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.              Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord and its agents of Landlord to prevent the same.

8.              The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9.              Tenant shall not overload (i.e., exceed 150 pounds per sq. ft.) the floor of the Premises.  Except for the installation of customary pictures, white boards, and similar wall hangings, Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10.       Except for a reasonable number vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.       Except as reasonably required in connection with Tenant’s customary operations and then only in accordance with all applicable governmental rules and regulations, Tenant shall not bring, use, or store in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material or any hazardous or toxic materials, or any other materials or substances that might pose a health or safety risk.  Tenant shall not bring, or permit any of its employees or agents to bring, firearms, ammunition or other weapons upon the Premises or the Building.

12.       Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.       Except as reasonably required in connection with Tenant’s customary operations and then only in accordance with all applicable governmental rules and regulations, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises.  Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.  Landlord shall have the right to prohibit the smoking of any tobacco products in the Building, including the Premises, and may, without any obligation to do so, designate exclusive areas for the smoking of tobacco products.

14.       Except for animals assisting the handicapped, Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

15.       Except for microwave cooking for the personal use of Tenant’s employees, no cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

16.       Landlord will approve where and how telephone and telecommunication wiring and cabling are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17.       Landlord reserves the right to exclude or expel from the Building and Common Areas any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.       Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any common areas of the Building for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.       Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the

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Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

20.       Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21.       Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.       No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the common areas of the Building.

23.       The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

24.       Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

25.       Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant shall not use or permit the use of “hard tire” trucks in the Premises or Building.  Tenant shall not bring any other vehicles of any kind into the Building.  Notwithstanding the preceding to the contrary, Tenant shall be permitted to bring bicycles, mopeds and scooters into the storage areas within the Premises (accessed through the loading docks only) for the purpose of daily storage of Tenant’s employees’ alternative means of transportation.

26.       Without the written consent of Landlord, Tenant shall not use the name or a likeness of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address; provided, however, that Tenant shall be permitted to use the name or a likeness of the Building for providing directions on a website or similar material or a limited scope picture for marketing purposes in the usual course of business that includes only the Premises.

Subject to the terms of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the land, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.  Whenever Landlord’s consent is required under this Schedule, Landlord agrees that such consent shall not be unreasonably withheld, conditioned or delayed.

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SCHEDULE H
RENEWAL OPTION

Provided Tenant complies with all terms and conditions of the Lease and is not, at the time of exercise, in default beyond any applicable cure period (provided that any default still within the cure period is subsequently cured within the applicable cure period), Tenant shall have an option to renew the Lease (the “Renewal Option”), for an additional two (2) years (the “Renewal Term”).  The Renewal Term shall be on the same terms and conditions of this Lease, including the Base Rent as provided in Schedule D.  If Tenant elects to exercise the Renewal Option, it shall give written notice to Landlord at least two hundred seventy (270) days prior to the Expiration Date.  Provided the Renewal Option has been properly exercised, wherever the term “Term” appears in this Lease, it shall include the Renewal Term and the Expiration Date shall be extended for the length of the Renewal Term.  This Renewal Option is personal to the original Tenant and shall automatically expire on an assignment of this Lease or a subletting of the Premises by the original Tenant, other than as permitted under Section 15.6 of this Lease.

SCHEDULE I
EARLY TERMINATION RIGHTS

Notwithstanding anything in the Lease to the contrary, upon not less than one years’ advance written notice to Landlord (the “Termination Notice”) and payment to Landlord of the Termination Fee (as defined below), Tenant shall have the absolute right to terminate this Lease as of the end of the thirty- sixth (36th) month of the Term (the “Termination Date”).  For the Termination Notice to be effective, the Termination Notice must specify the Termination Date (by which the Tenant must have completely vacated the Premises) and be accompanied by the Termination Fee.  The provisions of Sections 14 & 29 shall nevertheless apply to a termination pursuant to the above.  The right under this Schedule is personal to the original Tenant under this Lease, is not assignable to any third parties under any circumstances, and shall automatically expire on an assignment of this Lease or a subletting of the Premises by the original Tenant.

For purposes of this Lease, the “Termination Fee” shall mean the sum of the then-unamortized portion of the:  (i) the Tenant Upfit Allowance, (ii) the Free Rent, and (iii) the broker commissions paid by Landlord to the Brokers as a result of this Lease (not, in the aggregate to exceed 6%).  For purposes of determining the Termination Fee:  (a) the Tenant Upfit Allowance, the Free Rent, and the broker commissions shall be amortized over a period of sixty (60) months commencing three (3) months after the end of the Interim Period, if any, or, if none, after the Commencement Date; (b) the unamortized amount shall be calculated as of the Termination Date; and (c) an interest rate of eight percent (8%) shall be used.

STATE OF NORTH CAROLINA

DURHAM COUNTY	LEASE MODIFICATION AGREEMENT NO. 1

THIS LEASE MODIFICATION AGREEMENT NO.  1 (this “Agreement”) is made and entered into as of this     day of                         , 2010 (the “Execution Date”), by and between GRE Keystone Technology Park Two LLC, a Delaware limited liability company authorized to conduct business in the State of North Carolina (“Landlord”) and successor by acquisition of Technology VII-IX, LLC, a North Carolina limited liability company, and Liquidia Technologies, Inc., a Delaware corporation authorized to conduct business in the State of North Carolina (“Tenant”).

WITNESSETH:

WHEREAS, Technology VII-IX, a North Carolina limited liability company (“Technology VII-IX”) and Tenant entered into that certain Lease Agreement with an Execution Date of April 14, 2005 (the “Lease”), pursuant to which Tenant leased approximately 4,401 rentable square feet (the “Premises”) in the building known as Technology VII, Keystone Technology Park and located at 627 Davis Drive, Durham, North Carolina 27713 (the “Building”).  (The Lease is incorporated herein by reference in its entirety.  Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Lease.); and

WHEREAS, on or about January 31, 2006, Landlord acquired all of the right, title and interest in and to the Lease from Technology VII-IX; and

WHEREAS, the Lease Term Sheet sets forth an Expiration Date of sixty-three months from the Commencement Date (i.e, August 31, 2010); and

WHEREAS, Schedule H of the Lease (Renewal Option) sets forth an option for Tenant to renew the Term of the Lease for two (2) additional years, upon the terms and conditions contained therein, and Tenant has exercised its Renewal Option; and

WHEREAS, Landlord and Tenant desire to amend the Lease by extending the Term of the Lease for two(2) years as set forth in the Lease, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, rent, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Landlord Name.  The Lease is hereby amended to modify Landlord’s name to be “GRE Keystone Technology Park Two LLC, a Delaware limited liability company”.  The reference in the Lease Term Sheet and the Lease with respect to “Technology VII-IX, LLC a North Carolina limited liability company” shall hereafter mean “GRE Keystone Technology Park Two LLC, a Delaware limited liability company”.  In addition, the references to Landlord’s address as set forth in the Lease Term Sheet and Lease are hereby changed to the following:

Landlord’s name and address except for rental payments:
GRE Keystone Technology Park Two LLC
c/o Capital Associates
1255 Crescent Green, Suite 300
Cary, NC 27518

Landlord’s name and address for rental payments:
GRE Keystone Technology Park Two LLC
P.O. Box 277346
Atlanta, GA 30384-7346

2.                                      Lease Term Sheet.  Effective as of the Execution Date, the Lease is hereby extended for a period of two (2) years.  The time period from September 1, 2010, through August 31, 2012, is hereby deemed to be the

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“Renewal Term”.  Effective as of the Execution Date, the Lease and the Lease Term Sheet are hereby amended by changing the Expiration Date of the Lease to be “August 31, 2012”.

3.                                      Base Rent.  Landlord and Tenant specifically acknowledge and agree that the Base Rent during the Renewal Term shall not be as set forth in Schedule D of the Lease (Base Rent Schedule) but shall be reset to equal Ten Dollars ($10.00) per square foot, per annum with regard to months 64 through 75 of the Term (i.e., $3,667.50 per month or $44,010.00 annually) and Ten Dollars and Thirty Cents ($10.30) per square foot, per annum for months 76 through 87 of the Term (i.e., $3,777.53 per month or $45,330.36 annually), and Schedule D and the Lease are amended accordingly.  In addition to the foregoing, Tenant shall continue to be liable for all Additional Rent during the Renewal Term, as set forth in the Lease.

4.                                      Tenant Improvements.  Tenant hereby expressly acknowledges and agrees that Landlord is not and shall not be obligated to Tenant to provide any improvements or other changes to the Premises prior to or during the Renewal Term.

5.                                      Renewal Option.  Effective as of the Execution Date, Tenant has renewed the Term of the Lease as set forth herein and therefore, the Renewal Option set forth in Schedule H of the Lease is no longer of any force or effect, and the Lease is amended accordingly.

6.                                      Brokerage/Indemnification.  Landlord and Tenant each represent to the other that they, respectively, have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement except for Capital Associates Management, LLC, Landlord’s broker, and Cassidy Turley, Tenant’s broker, and that they, respectively, know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Agreement.  Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, but not limited to, reasonable attorneys’ fees) for any leasing commission, finder’s fee or equivalent compensation alleged to be owed on account of dealings with any other than the above-stated real estate brokers by the party from whom indemnification is sought.  Landlord shall pay the commissions or fees due with respect to the extension of the Term as set forth herein to the above-stated Landlord’s broker.  Landlord’s broker shall then pay Tenant’s broker.

7.                                      Affirmation of Lease.  Except as expressly modified herein, the original terms and conditions of the Lease shall remain in lull force and effect.

8.                                      Binding Agreement.  Upon execution by Tenant, this Agreement shall be binding upon Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.  Upon execution by Landlord, this Agreement shall be binding upon Landlord, its legal representatives, successors and assigns.  This Agreement shall inure to the benefit of Landlord and Tenant, and their respective representatives, successors and permitted assigns.

9.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

LANDLORD:
GRE Keystone Technology Park Two LLC, a Delaware limited liability company

By:	GRE Keystone Technology Park Holdings LLC, a Delaware limited liability company, its Sole Member

	By:	Capital Associates Management, LLC, a North Carolina limited liability company, acting as Investment Manager for GRE Keystone Technology Park Holdings LLC

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	By:	/s/ Stephen P. Porterfield
Stephen P. Porterfield, Delegate Manager

TENANT:
Liquidia Technologies, Inc., a Delaware corporation

By:	/s/ Bruce W. Boucher
Name:	Bruce W. Boucher
Title:	President

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SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between LCFRE KEYSTONE TECHNOLOGY PARK, L.P., a Delaware limited partnership (“Landlord”), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant” with reference to the following:

A.                                    Technology VII-IX, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated April 14, 2005; GRE Keystone Technology Park Two LLC and Tenant entered into that certain Lease Modification Agreement No. 1 dated June 11, 2010 (as amended, the “Lease”), covering approximately 4,401 rentable square feet known as Suite 500 (the “Premises”) of Keystone Technology Park Building VII. 627 Davis Drive, Durham, North Carolina (the “Building”).

B.                                    Landlord and Tenant now desire to further amend the Lease as set forth below.  Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Second Extension Period.  The term of the Lease is extended for a period of approximately 12 months (the “Second Extension Period”) commencing on September 1, 2012, and expiring on August 31, 2013.  Tenant acknowledges that it has no further renewal, expansion or similar rights or options under the Lease, all of which are hereby deleted and of no further force and effect.

2.                                      Base Rent.  Commencing on September 1, 2012 and continuing through the Second Extension Period.  Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE PER RSF		MONTHLY BASE RENT

September 1,2012	August 31.2013	$11.42	*	$4,188.29

*Subject to Section 5, 50% of monthly Base Rent for the month of September 2012 shall abate.

3.                                      Additional Rent.  Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.                                      Condition of Premises.  Tenant accepts the Premises in its “as-is” condition.  Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.  TENANT WAIVES (i) ANY CLAIMS DUE TO DEFECTS IN THE PREMISES; AND (ii) ALL EXPRESS AND IMPLIED WARRANTIES OF SUITABILITY, HABITABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.  Tenant waives the right to terminate the Lease due to the condition of the Premises.

5.                                      Abated Rent.  If this Amendment provides for a postponement of any Base Rent or payment of Operating Expenses, a period of “free” rent, reduced rent, early occupancy, or other rent concession, such postponed rent, “free” rent, reduced rent or other rent concession shall be referred to herein as the “Abated Rent”.  Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Second Extension Period only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all Base Rent and Operating Expenses (other than the Abated Rent) and all other monetary’ obligations and the surrender of the Premises in the physical condition required by this Amendment.  Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Amendment.  If an Event of Default shall occur, the Abated Rent shall immediately become due and payable in full and this Amendment shall be enforced as if there were no such rent abatement or other rent concession.  In such case Abated Rent shall be calculated based on the Hill initial Base Rent payable under this Amendment.

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6.                                      Consent.  This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s).  If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

7.                                      Broker.  Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment, except Cushman Wakefield/Thalimer.  as Tenant’s broker.  Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

8.                                      OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person:  (a) that is listed in the annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO 13224”):  (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tl 1sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

9.                                      Time of the Essence.  Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment.  If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on August 17, 2012, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord.  Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

10.                               Miscellaneous.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment.  Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

LCFRE DURHAM KEYSTONE
TECHNOLOGY PARK, L.P., a Delaware limited partnership

By: LCFRE Durham Keystone Technology Park GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Thomas P. Paterson
	Name:	Thomas P. Paterson
	Title:	Vice President

Effective Date: September 10, 2012

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TENANT:

LIQUIDIA TECHNOLOGIES, INC., a
Delaware corporation

By:	/s/ Bruce Boucher
	Name:	Bruce Boucher
	Title:	CFO

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THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between LCFRE KEYSTONE TECHNOLOGY PARK, L.P., a Delaware limited partnership (“Landlord”), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.                                    Technology VII-IX, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated April 14, 2005; GRE Keystone Technology Park Two LLC and Tenant entered into that certain Lease Modification Agreement No. I dated June 11, 2010; and Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated September 10, 2012 (as amended, the “Lease”), covering approximately 4,401 rentable square feet known as Suite 500 (the “Premises”) of Keystone Technology Park Building VII, 627 Davis Drive, Durham, North Carolina (the “Building”).

B.                                    Landlord and Tenant now desire to further amend the Lease as set forth below.  Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Third Extension Period.  The term of the Lease is extended for a period of 14 months commencing on September 1, 2013, and expiring on October 31, 2014 (the “Third Extension Period”).  Tenant acknowledges that it has no further renewal, expansion or similar rights or options under the Lease, all of which are hereby deleted and of no further force and effect.

2.                                      Base Rent.  Commencing on September 1, 2013 and continuing through the Third Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE PER RSF		MONTHLY BASE RENT

September 1, 2013	August 31, 2014	$11.76	*	$4,312.98
September 1, 2014	October 31, 2014	$12.11		$4,441.34

* Subject to Section 5 below, 50% of monthly Base Rent for the month abate.

3.                                      Additional Rent.  Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.                                      Condition of Premises.  Tenant accepts the Premises in its “as-is” condition.  Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.  TENANT WAIVES (i) ANY CLAIMS DUE TO DEFECTS IN THE PREMISES; AND (ii) ALL EXPRESS AND IMPLIED WARRANTIES OF SUITABILITY, HABITABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.  Tenant waives the right to terminate the Lease due to the condition of the Premises.

5.                                      Abated Rent.  If this Amendment provides for a postponement of any Base Rent or payment of Operating Expenses, a period of “free” rent, reduced rent, early occupancy, or other rent concession, such postponed rent, “free” rent, reduced rent or other rent concession shall be referred to herein as the “Abated Rent”.  Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Third Extension Period only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all Base Rent and Operating Expenses (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Amendment.  Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Amendment.  If an Event of Default shall occur, the Abated Rent shall immediately become due and payable in full and this Amendment shall be enforced as if there were no such rent abatement or other rent concession.  In such case Abated Rent shall be calculated based on the full initial Base Rent payable under this Amendment.

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6.                                      Consent.  This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s).  If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

7.                                      Broker.  Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment except Spectrum Properties as Landlord’s representative and Cushman Wakefield Thalhimer as Tenant’s representative.  Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

8.                                      OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person:  (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

9.                                      Time of the Essence.  Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment.  If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Leased Premises is located) on August 9, 2013, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord.  Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

10.                               Miscellaneous.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment.  Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

[Signatures to follow]

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LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

LCFRE DURHAM KEYSTONE
TECHNOLOGY PARK, L.P., a Delaware limited partnership

By: LCFRE Durham Keystone Technology Park GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Jane B. Page
	Name:	Jane B. Page
	Title:	COO

Effective Date: August 13, 2013

TENANT:

LIQUIDIA TECHNOLOGIES, INC., a
Delaware corporation

By:	/s/ Timothy Albury
	Name:	Timothy Albury
	Title:	CFO

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FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between DURHAM KTP TECH 7, LLC, a Delaware limited liability company (“Landlord’), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.                                    Technology VII-IX, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated April 14, 2005, as amended by that certain Lease Modification Agreement No. 1 dated June 11, 2010, that certain Second Amendment to Lease dated September 10, 2012, that certain Third Amendment to Lease Agreement dated August 13, 2013, and that certain Fourth Amendment to Lease Agreement dated June 25, 2014 (as amended, the “Lease”), covering approximately 4,401 rentable square feet known as Suite 500 (the “Premises”) of Keystone Technology Park Building VII, 627 Davis Drive, Durham, North Carolina (the “Building”).

B.                                    Landlord assigned its interest in the Lease to GRE Keystone Technology Park One LLC (“GRE”).  GRE assigned its interest in the Lease to LCFRE Keystone Technology Park, L.P. which subsequently assigned its interest in the Lease to Landlord.

C.                                    Landlord and Tenant now desire to further amend the Lease as set forth below.  Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Third Extension Period.  The Term of the Lease is extended for a period of approximately 60 months (the “Third Extension Period”) commencing on November 3, 2017, and expiring on October 31, 2022.  Tenant acknowledges that it has no remaining options to extend the Term under the Lease except as provided in Section 5 below.  All other renewal rights and options are hereby deleted and of no further force or effect.

2.                                      Base Rent.  Commencing on November 1, 2017 and continuing through the Third Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE	ANNUAL BASE RENT
November 1, 2017	October 31, 2018	$15.25	$67,115.28
November 1, 2018	October 31,2019	$15.71	$69,139.68
November 1, 2019	October 31, 2020	$16.18	$71,208.24
November 1, 2020	October 31, 2021	$16.66	$73,320.72
November 1, 2021	October 31, 2022	$17.16	$75,521.16

3.                                      Additional Rent.  Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.                                      Condition of Premises.  TENANT ACCEPTS THE PREMISES IN ITS “AS-IS” CONDITION AND CONFIGURATION, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES AND THE BUILDING.  TENANT HEREBY AGREES THAT THE PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION.  However, any necessary construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.

5.                                      Option Term.

(a)                                 Option Right.  Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the Second Extension Period, provided that the following conditions (the “Option Conditions”) are satisfied:  (i) as of the date of delivery of such notice.  Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Second Extension Period, Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (iii) Tenant has not previously been in default under the Lease, after the expiration of any applicable notice and cure period, more than twice; and (iv) the Lease then remains in full force and effect and Original Tenant or an Affiliated Entity (as such term is defined in the Lease) with a net worth equal to or greater than that of Original Tenant occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term.  Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect.  Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 5 shall be personal to Original Tenant, and may be exercised by Original Tenant (and not by any assignee, sublessee or other transferee of Tenant’s interest in the Lease).

(b)                                 Option Rent.  The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term.  The “Fair Rental Value,” as used in this Section 5, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 5, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”):  (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.  The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind.  The term “Comparable Buildings” shall mean the Building and those other class A life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in Durham, North Carolina and the surrounding commercial area.

(c)                                  Determination of Option Rent.  In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Lease Expiration Date.  If Tenant, on or before the date which is ten (10) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with the provisions below.  If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have objected to Landlord’s determination of Option Rent.

(i)                                     Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of other class A life sciences buildings located in the Durham, North Carolina market area.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements above, as determined by the arbitrators.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions.  The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

(ii)                                  The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

(iii)                               The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

(iv)                              The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v)                                 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of Durham County to appoint such Advocate Arbitrator subject to the criteria above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

(vi)                              If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Durham County to appoint the Neutral Arbitrator, subject to criteria above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

(vii)                           The cost of the arbitration shall be paid by Landlord and Tenant equally.

(viii)                        In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

6.                                      Broker.  Each party represents and warrants to the other that it has not been represented by any broker or agent in connection with the execution of this Amendment, other than Thalhimer Raleigh LLC as Landlord’s agent, and Thalhimer Raleigh LLC, as Tenant’s agent Each party shall indemnify the other and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) relating to its breach of the foregoing representation.

7.                                      OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor, to its knowledge, any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person:  (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

8.                                      Miscellaneous.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment.  Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.  This Amendment may be executed in one or more counterparts, including by facsimile or electronic copy.

[Signatures to follow]

LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

DURHAM KTP TECH 7, LLC,
a Delaware limited liability company

By:	/s/ Jamison N. Peschel
	Name:	Jamison N. Peschel
	Title:	Authorized Signatory

Effective Date: Nov.17, 2015

TENANT:

LIQUIDIA TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Timothy Albury
	Name:	Timothy Albury
	Title:	CFO

EXHIBIT A

TENANT WORK LETTER

This Tenant Work Letter is attached as an Exhibit to that certain Fifth Amendment to Lease Agreement (the “Amendment”) between DURHAM KTP TECH 7, LLC, as Landlord, and LIQUIDIA TECHNOLOGIES, INC., as Tenant, that amends that certain Lease Agreement dated April 14, 2005 (as amended, the “Lease”) and relating to the lease by Landlord to Tenant of that certain Premises.  Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease as amended by the Amendment.

1.              Construction.  Tenant agrees to construct leasehold improvements (the “Tenant Work”) in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions.  Prior to construction, Tenant shall submit to Landlord for Landlord’s approval complete plans and specifications for the construction of the Tenant Work (“Tenant’s Plans”).  Within 10 business days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans.  If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans.  Within 10 business days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord ‘s review and approval, plans and specifications incorporating the required revisions.  The final plans and specifications approved by Landlord are hereinafter referred to as the “Approved Construction Documents”.  Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to construct the Tenant Work and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, (b) list the Landlord and its partners as additional insureds, and (c) design and construct the Tenant Work in a good and workmanlike manner and in compliance with all laws.  Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Work shall be carried out by Tenant’s contractor under the sole direction of Tenant, in compliance with all Building rules and regulations and in such a manner so as not to unreasonably interfere with or disturb the operations, business, use and enjoyment of the Project by other tenants in the Building or the structural calculations for imposed loads.  Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Work prior to commencement of the Tenant Work.  Tenant warrants that the design, construction and installation of the Tenant Work shall conform to the requirements of all applicable laws, including building, plumbing and electrical codes and parameters, and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Work.

2.              Costs.  Subject to the terms and conditions of this Section 2, Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied towards the cost of constructing the Tenant Work.

(A)       Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant Work shall be:  (i) limited to actual costs incurred by Tenant in its construction of the Tenant Work; (ii) limited to an amount up to, but not exceeding, $10.00 multiplied by the rentable square footage of the Premises; and (iii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the Tenant Work has been completed and accepted by Tenant.  The cost of (a) all space planning, design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by Landlord), (d) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, (f) a 1% project management fee as outlined below in Section 4, payable to Landlord or its affiliates on total construction costs, and (g) an asbestos survey of the Premises if required by applicable law, shall all be included in the cost of the Tenant Work and may be paid out of the Reimbursement Allowance, to the extent sufficient funds are available for such purpose.  Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 365 days after the Effective Date or be forfeited with no further obligation on the part of Landlord.

(B)       Landlord shall pay the Reimbursement Allowance to Tenant within 45 days following Landlord’s receipt of (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) final lien waivers from any contractor or supplier who has constructed or supplied materials for the Tenant Work.  If the costs incurred by Tenant in constructing the Tenant Work exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs.

(C)       All installations and improvements now or hereafter placed in the Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost.  Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor.  Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

3.              ADA Compliance.  Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements.  Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.  Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the improvements to be made according to the Approved Construction Documents.

4.              Landlord’s Oversight and Coordination.  Construction of the Tenant Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person.  Landlord has the right to inspect construction of the Tenant Work from, time to time.  A 1% project management fee shall be payable to Landlord or its affiliates by Tenant on total construction costs which amount Landlord may pay from the available Reimbursement Allowance.

5.              Assumption of Risk and Waiver.  Tenant hereby assumes any and all risks involved with respect to the Tenant Work and hereby releases and discharges all Landlord parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Work.

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between LCFRE KEYSTONE TECHNOLOGY PARK, L.P., a Delaware limited partnership (“Landlord”), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.                                    Technology V1I-1X. LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated April 14, 2005:  GRL Keystone Technology Park Two LLC and Tenant entered into that certain Lease Modification Agreement No. 1 dated June 11, 2010; and Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated September 10, 2012, and that certain Third Amendment to Lease Agreement dated August 13, 2013 (as amended, the “Lease”), covering approximately 4,401 rentable square feet known as Suite 500 (the “Premises”) of Keystone Technology Park Building VII, 627 Davis Drive, Durham, North Carolina (the “Building”).

B.                                    Landlord and Tenant now desire to further amend the Lease as set forth below.  Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Fourth Extension Period.  The term of the Lease is extended for a period of 36 months commencing on November 1, 2014, and expiring on October 31, 2017 (the “Fourth Extension Period”).  Tenant acknowledges that it has no further renewal, expansion or similar rights or options under the Lease.

2.                                      Base Rent.  Commencing on November 1.  2014 and continuing through the Fourth Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE PER RSF	MONTHLY BASE RENT
November 1, 2014	October 31, 2015	$13.75	$5,042.81
November 1, 2015	October 31, 2016	$14.16	$5,193.18
November 1, 2016	October 31, 2017	$14.59	$5,350.88

3.                                      Additional Rent.  Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.                                      Condition of Premises.  Tenant accepts the Premises in its “as-is” condition.  However, any necessary construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.  Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.  TENANT WAIVES ANY CLAIMS DUE TO DEFECTS IN THE PREMISES.  Tenant waives the right to terminate the Lease due to the condition of the Premises.  Nothing in this Section shall be deemed to negate Landlord’s repair and maintenance obligations under the Lease.

5.                                      Consent.  This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s).  If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

6.                                      Broker.  Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment except Jim Allaire of Cushman & Wakefield/Thalhimer as Tenant’s broker, and Sue Back and Jordan Betz of Cushman & Wakefield/Thalhimer as Landlord’s broker whose commissions shall be paid by Landlord pursuant to separate written agreements.  Tenant shall indemnify, defend and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders,

1

employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.  Landlord shall indemnify, defend and hold harmless Tenant and its partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Landlord in connection with this Amendment.

7.                                      OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person:  (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specially Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t1sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

8.                                      Time of the Essence.  Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment.  If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on June 10, 2014, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord.  Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord s agreement to waive Tenant’s failure to meet such deadline.

9.                                      Miscellaneous.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment on which the parties have relied.  Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

[Signatures to follow]

2

LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

LCFRE DURHAM KEYSTONE
TECHNOLOGY PARK, L.P., a Delaware limited partnership

By: LCFRE Durham Keystone Technology Park GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Thomas P. Patterson
	Name:	Thomas P. Patterson
	Title:	Vice President

Effective Date: June 25, 2014

TENANT:

LIQUIDIA TECHNOLOGIES, INC., a
Delaware corporation

By:	/s/ Timothy Albury
	Name:	Timothy Albury
	Title:	CFO

3

EXHIBIT A

WORK LETTER

This Work Letter is attached as an Exhibit to that certain Fourth Amendment to Lease Agreement (the “Amendment”) between LCFRE DURHAM KEYSTONE TECHNOLOGY PARK, L.P., as Landlord, and LIQUIDIA TECHNOLOGIES, INC., as Tenant, that amends that certain Lease Agreement dated April 14, 2005 (as amended, the “Lease”) and relating to the lease by Landlord to Tenant of that certain Premises.  Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease as amended by the Amendment.

1.                                      Construction.  Tenant agrees to construct leasehold improvements (the “Tenant Work”) in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions.  After completion, Tenant shall submit to Landlord for Landlord’s approval complete plans and specifications for the construction of the Tenant Work (“Tenant’s Plans”).  Within 10 business days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans.  If Landlord disapproves Tenant’s Plans, or any portion thereof.  Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans.  Within 10 business days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord’s review and approval, plans and specifications incorporating the required revisions.  The final plans and specifications approved by Landlord are hereinafter referred to as the “Approved Construction Documents”.  Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to construct the Tenant Work and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, and (b) design and construct the Tenant Work in a good and workmanlike manner and in compliance with all laws.  Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Work shall be carried out by Tenant’s contractor under the sole direction of Tenant, in compliance with all Building rules and regulations and in such a manner so as not to unreasonably interfere with or disturb the operations, business, use and enjoyment of the Project by other tenants in the Building or the structural calculations for imposed loads.  Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Work prior to commencement of the Tenant Work.  Tenant warrants that the design, construction and installation of the Tenant Work shall conform to the requirements of all applicable laws, including building, plumbing and electrical codes and parameters, and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Work.

2.                                      Costs.  Subject to the terms and conditions of this Section 2, Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied towards the cost of constructing the Tenant Work.

(A)                               Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant Work shall be:  (i) limited to actual costs incurred by Tenant in its construction of the Tenant Work; (ii) limited to an amount up to, but not exceeding, $3.00 multiplied by the rentable square footage of the Premises; and (iii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the Tenant Work has been completed and accepted by Tenant.  The cost of (a) all space planning, design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by Landlord), (d) required metering, re- circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, and (f) an asbestos survey of the Premises if required by applicable law.  shall all be included in the cost of the Tenant Work and may be paid out of the Reimbursement Allowance, to the extent sufficient funds are available for such purpose.  Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 180 days after the Effective Date or be forfeited with no further obligation on the part of Landlord.

(B)                               Landlord shall pay the Reimbursement Allowance to Tenant within 45 days following Landlord’s receipt of (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) final lien waivers from any contractor or supplier

Exhibit A - i

who has constructed or supplied materials for the Tenant Work.  If the costs incurred by Tenant in constructing the Tenant Work exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs.

(C)                               All installations and improvements now or hereafter placed in the Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost.  Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor.  Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

3.                                      ADA Compliance.  Tenant shall, at its expense, be responsible for ADA compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its affiliates or transferees.  Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements.  Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.  Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the improvements to be made according to the Approved Construction Documents.

4.                                      Landlord’s Oversight and Coordination.  Construction of the Tenant Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person.  Landlord has the right to inspect construction of the Tenant Work from time to time.

5.                                      Assumption of Risk and Waiver.  Tenant hereby assumes any and all risks involved with respect to the Tenant Work and hereby releases and discharges all Landlord parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Work.

Exhibit A - ii

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between DURHAM KTP TECH 7, LLC, a Delaware limited liability company (“Landlord”), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.                                    Technology VII-IX, LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated April 14, 2005, as amended by that certain Lease Modification Agreement No. 1 dated June 11, 2010, that certain Second Amendment to Lease dated September 10, 2012, that certain Third Amendment to Lease Agreement dated August 13, 2013, and that certain Fourth Amendment to Lease Agreement dated June 25, 2014 (as amended, the “Lease”), covering approximately 4,401 rentable square feet known as Suite 500 (the “Premises”) of Keystone Technology Park Building VII, 627 Davis Drive, Durham, North Carolina (the “Building”).

B.                                    Landlord assigned its interest in the Lease to GRE Keystone Technology Park One LLC (“GRE”). GRE assigned its interest in the Lease to LCFRE Keystone Technology Park, L.P. which subsequently assigned its interest in the Lease to Landlord.

C.                                    Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Third Extension Period. The Term of the Lease is extended for a period of approximately 60 months (the “Third Extension Period’) commencing on November 1, 2017, and expiring on October 31, 2022. Tenant acknowledges that it has no remaining options to extend the Term under the Lease except as provided in Section 5 below. All other renewal rights and options are hereby deleted and of no further force or effect.

2.                                      Base Rent. Commencing on November 1, 2017 and continuing through the Third Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE	ANNUAL BASE RENT
November 1, 2017	October 31, 2018	$15.25	$67,115.28
November 1, 2018	October 31, 2019	$15.71	$69,139.68
November 1, 2019	October 31, 2020	$16.18	$71,208.24
November 1, 2020	October 31, 2021	$16.66	$73,320.72
November 1, 2021	October 31, 2022	$17.16	$75,521.16

3.                                      Additional Rent. Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.                                      Condition of Premises. Tenant accepts the premises in its “as-is” condition and configuration, and without any representations or warranties of any kind, express or implied, by landlord regarding the premises and the building. Tenant hereby agrees that the premises are in good order and satisfactory condition.  However, any necessary construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.

5.                                      Option Term.

(a)                                 Option Right. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term” ), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the Second Extension Period, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Second Extension Period, Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (iii) Tenant has not previously been in default under the Lease, after the expiration of any applicable notice and cure period, more than twice; and (iv) the Lease then remains in full force and effect and Original Tenant or an Affiliated Entity (as such term is defined in the Lease) with a net worth equal to or greater than that of Original Tenant occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 5 shall be personal to Original Tenant, and may be exercised by Original Tenant (and not by any assignee, sublessee or other transferee of Tenant’s interest in the Lease).

(b)                                 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value,” as used in this Section 5, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 5, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other class A life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in Durham, North Carolina and the surrounding commercial area

(c)                                  Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Lease Expiration Date. If Tenant, on or before the date which is ten (10) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with the provisions below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have objected to Landlord’s determination of Option Rent.

(i)                                    Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of other class A life sciences buildings located in the Durham, North Carolina market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements above, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators .”

(ii)                                The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral

Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

(iii)                               The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

(iv)                              The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v)                                 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of Durham County to appoint such Advocate Arbitrator subject to the criteria above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

(vi)                              If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Durham County to appoint the Neutral Arbitrator, subject to criteria above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

(vii)                           The cost of the arbitration shall be paid by Landlord and Tenant equally.

(viii)                        In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

6.                                      Broker. Each party represents and warrants to the other that it has not been represented by any broker or agent in connection with the execution of this Amendment, other than Thalhimer Raleigh LLC as Landlord’s agent, and Thalhimer Raleigh LLC, as Tenant’s agent Each party shall indemnify the other and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) relating to its breach of the foregoing representation.

7.                                      OFAC List Representation. Tenant hereby represents and warrants to Landlord that neither Tenant nor, to its knowledge, any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC’) most current list of “Specifically Designated National and

Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tl 1sdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

8.                                      Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. This Amendment may be executed in one or more counterparts, including by facsimile or electronic copy.

[Signatures to follow]

LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

DURHAM KTP TECH 7, LLC,
a Delaware limited liability company

By:	/s/ Jamison N. Peschel
Name:	Jamison N. Peschel
Title:	Authorized Signatory

Effective Date: June 9, 2017

TENANT:

LIQUIDIA TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Shawn Glidden
Name:	Shawn Glidden
Title:	VP Legal Affairs and Secretary

Effective Date: June 9, 2017

EXHIBIT A

TENANT WORK LETTER

This Tenant Work Letter is attached as an Exhibit to that certain Fifth Amendment to Lease Agreement (the “Amendment’’) between DURHAM KTP TECH 7, LLC, as Landlord, and LIQUIDIA TECHNOLOGIES, INC., as Tenant, that amends that certain Lease Agreement dated April 14, 2005 (as amended, the “Lease’’) and relating to the lease by Landlord to Tenant of that certain Premises. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease as amended by the Amendment.

1.                   Construction. Tenant agrees to construct leasehold improvements (the “Tenant Work”) in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions. Prior to construction, Tenant shall submit to Landlord for Landlord’s approval complete plans and specifications for the construction of the Tenant Work (“Tenant’s Plans’’). Within 10 business days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans. Within 10 business days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord ‘s review and approval, plans and specifications incorporating the required revisions. The final plans and specifications approved by Landlord are hereinafter referred to as the “Approved Construction Documents”. Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to construct the Tenant Work and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, (b) list the Landlord and its partners as additional insureds, and (c) design and construct the Tenant Work in a good and workmanlike manner and in compliance with all laws. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Work shall be carried out by Tenant’s contractor under the sole direction of Tenant, in compliance with all Building rules and regulations and in such ·a manner so as not to unreasonably interfere with or disturb the operations, business, use and enjoyment of the Project by other tenants in the Building or the structural calculations for imposed loads. Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Work prior to commencement of the Tenant Work. Tenant warrants that the design, construction and installation of the Tenant Work shall conform to the requirements of all applicable laws, including building, plumbing and electrical codes and parameters, and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Work.

2.                 Costs. Subject to the terms and conditions of this Section 2, Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied towards the cost of constructing the Tenant Work.

(A)                   Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant Work shall be: (i) limited to actual costs incurred by Tenant in its construction of the Tenant Work; (ii) limited to an amount up to, but not exceeding, $10.00 multiplied by the rentable square footage of the Premises; and (iii) conditioned upon Landlord ‘s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the

Tenant Work has been completed and accepted by Tenant. The cost of (a) all space planning, design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by Landlord), (d) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, (f) a 1% project management fee as outlined below in section 4, payable to Landlord or its affiliates on total construction costs, and (g) an asbestos survey of the Premises if required by applicable law, shall all be included in the cost of the Tenant Work and may be paid out of the Reimbursement Allowance, to the extent sufficient funds are available for such purpose. Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 365 days after the Effective Date or be forfeited with no further obligation on the part of Landlord.

(B)                       Landlord shall pay the Reimbursement Allowance to Tenant within 45 days following Landlord’s receipt of (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) final lien waivers from any contractor or supplier who has constructed or supplied materials for the Tenant Work. If the costs incurred by Tenant in constructing the Tenant Work exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs.

(C)                      All installations and improvements now or hereafter placed in the Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost. Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor. Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

3.                  ADA Compliance. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant. Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the in1provements to be made according to the Approved Construction Documents.

4.                 Landlord’s Oversight and Coordination. Construction of the Tenant Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person. Landlord has the right to inspect construction of the Tenant Work from time to time. A 1% project management fee shall be payable to Landlord or its affiliates by Tenant on total construction costs which amount Landlord may pay from the available Reimbursement Allowance.

5.                  Assumption of Risk and Waiver. Tenant hereby assumes all risks involved with respect to the Tenant Work and hereby releases and discharges all Landlord parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Work.